UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                          -----------------------------

                                    FORM 8-K
                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                 Date of Report:

                        (Date of earliest event reported)

                                November 3, 2004

                          ----------------------------

                       Micro Interconnect Technology, Inc.
               (Exact name of registrant as specified in charter)

                                     Nevada
         (State or other Jurisdiction of Incorporation or Organization)

        000-50895                                              02-0497440
(Commission File Number)                                     (IRS Employer
                                                            Identification No.)

              (Address of Principal Executive Offices and zip code)
                      c/o West Windsor Professional Center
                                51 Everett Drive
                                 Suite A-20, #B
                             West Windsor, NJ 08550

                                  609-799-1889
                             (Registrant's telephone
                          number, including area code)

                       936A Beachland Boulevard, Suite 13
                              Vero Beach, FL 32963
          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

      Information included in this Form 8-K may contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). This information may involve known and unknown risks, uncertainties and other factors which may cause the Company's actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe the Company's future plans, strategies and expectations, are generally identifiable by use of the words "may," "will," "should," "expect," "anticipate," "estimate," "believe," "intend" or "project" or the negative of these words or other variations on these words or comparable terminology. These forward-looking statements are based on assumptions that may be incorrect, and there can be no assurance that any projections included in these forward-looking statements will come to pass. The Company's actual results could differ materially from those expressed or implied by the forward-looking statements as a result of various factors. Except as required by applicable laws, the Company undertakes no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future.

Section 3 - Securities and Trading Markets

      Item 3.02 Unregistered Sales of Equity Securities

      On November 3, 2004 (the "Closing"), Micro Interconnect Technology, Inc., a Nevada corporation ("Company") consummated the transactions contemplated by that certain Share Exchange Agreement ("Exchange Agreement"), dated as of September 29, 2004, and subsequently amended on October 18, 2004, by and among the Company, Lanbo Financial Investment Company Group Limited, a company incorporated under the laws of the British Virgin Islands ("Lanbo"), the stockholders of Lanbo (the "Lanbo Stockholders"), and Keating Reverse Merger Fund, LLC, a Delaware limited liability company ("KRM Fund"). Pursuant to the terms of the Exchange Agreement, the Company acquired all of the outstanding capital stock of Lanbo in exchange for the Company's issuance to the Lanbo Stockholders of 19,285,714 shares of the Company's common stock. Immediately following the Closing, the Company will issue an additional 13,928,571 shares of the Company's common stock to various individuals and entities (the "New Stockholders") who have provided consulting, legal and advisory services to Lanbo. The issuance of the Company's shares of common stock to the Lanbo Stockholders and the New Stockholders was exempt from registration under the Securities Act of 1933, as amended ("Securities Act") pursuant to Section 4(2) thereof.

      Immediately following the Closing, the Company will have a total of 35,714,285 shares of its common stock issued and outstanding. Lanbo stockholders will own approximately 54.0% of the issued and outstanding shares of the Company's common stock, the stockholders of the Company immediately prior to Closing ("Existing Stockholders") will own approximately 7.0% of the shares of the Company's issued and outstanding common stock, and the New Stockholders will own approximately 39.0% of the issued and outstanding common stock.

Section 5 - Corporate Governance and Management

      Item 5.01 Changes In Control

      Effective as of the Closing, Kevin R. Keating resigned as sole director of the Company, and the newly-appointed board of directors of the Company consists of Pingji Lu, Xiaohong Feng, Yaru Du and Genxiang Xiao (the "Management Members"). Three director positions will remain vacant following the Closing, but these vacant positions are expected to be filled within thirty (30) days following Closing. Pursuant to the Exchange Agreement and a certain Voting Agreement among Lanbo, the Lanbo Stockholders, the New Stockholders and the KRM Fund (the "Voting Agreement"), one of the vacant director positions will be filled by a person designated by KRM Fund, which person shall be an independent director and a financial expert, qualified and available to serve on the Company's audit and compensation committee, and otherwise acceptable to the Lanbo Stockholders ("KRM Fund Designee"). Under the terms of the Voting Agreement, the Lanbo Stockholders and the New Stockholders have agreed to vote their shares of the Company's Common Stock to elect the KRM Fund Designee to the Company's board for a period of one year following the Closing. Under the terms of the Exchange Agreement, the remaining two vacant director positions will be filled by a persons selected by the Management Members and will be independent directors.

      The Company intends to form an audit committee shortly after Closing. The Company's newly-appointed board of directors has determined that its members do not include a person who is an "audit committee financial expert" within the meaning of the rules and regulations of the SEC. The board of directors has determined that each of its members is able to read and understand fundamental financial statements and has substantial business experience that results in that member's financial sophistication. One of the director positions to be filled within 30 days of the Closing will be a director who is an "audit committee financial expert". Accordingly, the board of directors believes that each of its members have the sufficient knowledge and experience necessary to fulfill the duties and obligations that an audit committee would fulfill.

      The Company does not have a standing compensation or nominating committee or committees performing similar functions because it has no meaningful operations and has no employees. The Company determined not to establish a nominating committee at this time in view of changes in the composition of the Board of Directors that occurred in connection with the Closing. Previously, nominations were determined by the members of the then existing Board of Directors.

      In connection with the Closing, the Company also entered into a financial advisory agreement with Keating Securities, LLC ("Keating Securities"), a registered broker-dealer, under which Keating Securities will be compensated by the Company for its advisory services rendered to the Company in connection with this transaction. The transaction advisory fee is $150,000. The financial advisory agreement also appoints Keating Securities as the Company's exclusive placement agent for private and public offerings of the Company's securities during the one year period following the Closing.

      The Company filed an Information Statement with the U.S. Securities and Exchange Commission on October 21, 2004 pursuant to Section 14(f) of the Exchange Act, and Rule 14f-1 promulgated thereunder, announcing the proposed transaction. The Information statement was mailed on October 21, 2004 to the Company's stockholders of record as of October 18, 2004

      Other than the transactions and agreements disclosed in this Form 8-K, the Company knows of no arrangements which may result in a change in control of the Company.

      Business Overview

      Lanbo, a British Virgin Islands corporation, is an investment holding company headquartered in Xi'an, People's Republic of China ("PRC"). Lanbo, through its wholly owned subsidiary, Xi'an Xinxing Real Estate Development Co., Ltd., also referred to as Xi'an Newstar Real Estate Development Co., Ltd. ("Xinxing"), is principally engaged in the construction, development and sale of residential real estate units in the PRC.

      Xinxing was established in May 1992 as a state-owned enterprise, whose former name was Xi'an New Star Group Real Estate Development Co. and was formerly subjected to the logistics department of LAN Zhou Military area of the People's Liberation Army of China. Xinxing was reorganized as a limited liability company with equity capital invested by management personnel in September 1999. In September 2003, Lanbo acquired 100% of the equity capital of Xinxing for $6,840,000 and, as a result, Xinxing was converted into a wholly foreign owned enterprise in compliance with PRC laws.

      While operated as a state-owned enterprise, Xinxing completed a number of significant real estate development and construction projects in Xi'an, including Xinxing Great Wall Building, Xinxing Residential Community, Xinxing Mansion and Xinxing Merchants Square. These projects were important in the professional development of Xinxing's management and personnel, but more importantly gave Xinxing a brand recognition in the Xi'an market, as well as a competitive regional priority in land investment.

      Xinxing has a leading position in the regional Xi'an real estate market and intends to continue to invest in the Xi'an market, as well as neighboring areas. Since 1999, Xinxing has completed a number of well-known real estate projects including:

      o Xinxing In Home Project. Residential community comprised of two separate 13-story buildings. Located at No. 88 Xingqing Road, Xi'an. This project was completed in October 2003, and over 85% of the residential space has been sold. Awarded `top ten innovative building" in a 2003 real estate survey of Shannxi province.

      o Xinxing Gang Wan Project. High-rise residential community providing residential units from one to three-bedrooms and ranging from 70 to 140 square meters. Located at No. 123 North Laodong Road, Xi'an. Project completed in June 2004. Nearly 70% of the residential space has been sold.

      o Xinxing Han Yuan Project. 28-story residential building located at No. 6 East Youyi Road, Xi'an. Project completed in December 2003. Nearly 99% of the residential space has been sold.

      o Famous Garden Project. Residential community located at No. 8 East Youyi Road, Xi'an. Project completed in April 2000. The building measures approximately 54,000 square meters and is completely sold.

      o Lidou Famous Garden Project. Residential community located at Mutou shi, South Street, Xi'an. Project completed in December 2002. The building measures approximately 8,000 square meters and is approximately 95% sold.

      Xinxing continues to pursue real estate development and construction projects and has several projects in progress.

      Lanbo intends to use the strength of its Xinxing real estate business to capitalize on the continued privatization trend in residential housing and other state-owned enterprises in the People's Republic of China. Management's experience in acquiring state-owned enterprises, coupled with greater access to the public capital markets, are expected to be a competitive advantage. Lanbo prefers to concentrate on the acquisition of additional state-owned and private enterprises, focusing on businesses engaged in technology, manufacturing, pharmaceuticals and infrastructure. Lanbo is currently reviewing and investigating a number of business acquisition opportunities.

      Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

      In connection with the Closing of the transactions under the Exchange Agreement, Kevin R. Keating, the Company's sole director and its President, Secretary and Treasurer resigned effective as of the Closing. The resignation by Kevin R. Keating of his director and officer positions was not due to any disagreement with the Company.

      Prior to his resignation as a director Mr. Keating appointed the following persons to serve on the board of directors of the Company: Pingji Lu, Xiaohong Feng, Yaru Du and Genxiang Xiao. The newly-appointed board of directors has also appointed new principal officers of the Company effective as of the Closing.

      The following are the biographies of the newly elected directors and principal officers:

      Pingji Lu, 54, is the Chief Executive Officer and President of the Company. Mr. Lu served as the President of Lanbo since October 2003. Since 1998, Mr. Lu has been the President and General Manager of Xinxing, a company engaged in the development and sale of real estate in China. Mr. Lu received an architecture degree from Xi'an Army College in 1998 and an engineering degree from logistics Department of Lanzhou Military Area in 1995.

      Genxiang Xiao, 42, is the Chief Executive Officer and President of the Company. Mr. Xiao has been Lanbo's Chief Executive Officer and President since October 2003. Prior to that, he acted as the director and vice general manager of Xinxing from January 1999 to September of 2003. In 1981, he studied in Xi'an Senior Electric College majoring in electricity. From 1998 to 2001, he studied in Xi'an Jiaotong University and received an MBA in 2001.

      Zhiyong Shi, 44, is the Vice President of the Company. Mr. Shi served as the Vice President of Lanbo since March of 2004. From 1999 to March 2004, he had been the teaching affairs director of Shaanxi Institute of Political and Law Administration Cadres. From 1978 to 1982, he studied in Shaanxi Normal University majoring in linguistics, receiving a B.A.

      Yulong Wan, 41, is the Chief Financial Officer of the Company. Mr. Wan served as the Chief Financial Officer of Lanbo since October 2003. Prior to that, from 1999 through October 2003, he was the Chief Financial Officer of Xi'an Royal Castle Hotel. Mr. Wan received a Bachelor degree from Shanghai Institute of Construction Material, where he majored in Accounting. From 1997 to 2001, he studied in Xi'an Jiaotong University and received an MBA. Mr. Wan also is a Certified Public Accountant and Senior Accountant in China.

      Xuesong Li, 46, is the Secretary of the Company. Mr. Li served as the Secretary of Lanbo and the chief executive of human resources since October 2003. From January 1999 through October 2003, he worked for Xinxing holding various positions including president assistant and manager of the human resource department. Mr. Li holds a Bachelor Degree from China Penal Police College, where he studied trace detection, and a Bachelor Degree from Xi'an Police College of P.L.A., where he studied politics.

      Xiaohong Feng, 40, is a director of the Company. Mr. Feng has been the director and general manager of Xinxing since 2001. Mr. Feng was the general manager of Xi'an Honghua Decoration Industry Company from 1996 to 2001, a company engaged in the construction and decoration business. Mr.Feng holds a Masters in architecture from Xi'an Architecture Science and Technology University.

      Yaru Du, 33, is a director of the Company. Mr. Du currently serves as a financial manager and director of Shaanxi Aidi Financial Investment Consulting Co., Ltd. ("Shaanxi Aidi"), a company that provides financial, investing and merger and acquisition consultation services. Ms. Du has been employed by Shaanxi Aidi since February, 2003. From January, 1999 through January, 2003, Ms. Du was a financial manager for Xianyang Pianzhuan Group Co., Ltd., a company that produces electronic components. Ms. Du studied finance and accounting for two years at Shaanxi Broadcast and Television University.

      Three director positions will remain vacant following the Closing, but these vacant positions are expected to be filled within thirty (30) days following Closing. Pursuant to the Exchange Agreement and the Voting Agreement, one of the vacant director positions will be filled by a person designated by KRM Fund, which person shall be an independent director and a financial expert, qualified and available to serve on the Company's audit and compensation committee, and otherwise acceptable to the Lanbo Stockholders ("KRM Fund Designee"). Under the terms of the Voting Agreement, the Lanbo Stockholders and New Stockholders have agreed to vote their shares of the Company's Common Stock to elect the KRM Fund Designee to the Company's board for a period of one year following the Closing. Under the terms of the Exchange Agreement, the remaining two vacant director positions will be persons selected by the Management Members and will be an independent director.

      To the Company's knowledge, none of the new officers or directors nor any of their affiliates currently beneficially owns any equity securities or rights to acquire any securities of the Company, and no such persons have been involved in any transaction with the Company or any of its directors, executive officers or affiliates that is required to be disclosed pursuant to the rules and regulations of the Securities and Exchange Commission, other than with respect to the transactions that have been described herein. To the best of the Company's knowledge, none of the new directors or officers have been convicted in a criminal proceeding, excluding traffic violations or similar misdemeanors, or has been a party to any judicial or administrative proceeding during the past five years, except for matters that were dismissed without sanction or settlement, that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

      The Board has not yet determined the Board committees to which each new director will be named. Upon such determination, the Company shall file an amendment to this Form 8-K.

Section 9 - Financial Statements and Exhibits

      Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of business acquired.

          LANBO FINANCIAL INVESTMENT COMPANY GROUP, LTD AND SUBSIDIARY

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                                                           Page
                                                                                                           ----
Report of Independent Registered Public Accounting Firm ...................................................   1

Consolidated Balance Sheets - Consolidated balance sheets of Lanbo Financial
   Investment Company Group Ltd. and its Subsidiary as of December 31, 2003,
   2002 and 2001...........................................................................................   2

Consolidated Statements of Income and Other Comprehensive Income (Loss) -
   Consolidated statements of income and other comprehensive income (loss)
   of Lanbo Financial Investment Company Group Ltd. and its Subsidiary for the
   years ended December 31, 2003, 2002 and 2001............................................................   3

Consolidated Statements of Shareholders' Equity - Consolidated statements of shareholders' equity of Lanbo Financial Investment Company Group Ltd.
   and its Subsidiary for the years ended December 31, 2003, 2002 and 2001.................................   4

Consolidated Statements of Cash Flows - Consolidated statements of cash flows of Lanbo Financial Investment Company Group Ltd. and its Subsidiary
   for the years ended December 31, 2003, 2002 and 2001....................................................   5

Notes to Consolidated Financial Statements.................................................................   6

Consolidated Balance Sheets - Consolidated balance sheets of Lanbo Financial
   Investment Company Group Ltd. and its Subsidiary as of June 30, 2004
   and 2003 (unaudited)....................................................................................  21

Consolidated Statements of Income and Other Comprehensive Income (Loss) -
   Consolidated statements of income and other comprehensive income (loss)
   of Lanbo Financial Investment Company Group Ltd. and its Subsidiary for the
   six months ended June 30, 2004 and 2003 (unaudited).....................................................  22

Consolidated Statements of Shareholders' Equity - Consolidated statements of shareholders' equity of Lanbo Financial Investment Company Group Ltd.
   and its Subsidiary for the six months ended June 30, 2004 and 2003 (unaudited)..........................  23

Consolidated Statements of Cash Flows - Consolidated statements of cash flows of
   Lanbo Financial Investment Company Group Ltd. and its Subsidiary for the six
   months ended June 30, 2004 and 2003 (unaudited).........................................................  24

Notes to Consolidated Financial Statements (unaudited).....................................................  25

               REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

To the Board of Directors and Stockholders
Lanbo Financial Investment Company Group, Ltd. And Subsidiary
Xi'an City, China

We have audited the accompanying consolidated balance sheets of Lanbo Financial Investment Company Group, Ltd. And Subsidiary as of December 31, 2003, 2002 and 2001 and the related consolidated statements of income and other comprehensive income (loss), shareholders' equity, and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Lanbo Financial Investment Company Group, Ltd. And Subsidiary as of December 31, 2003, 2002 and 2001, and the consolidated results of its operations and cash flows for the years then ended in conformity with accounting principles generally accepted in the United States.


L.L. Bradford & Company, LLC August 12, 2004
(except for Note 12 and Note 13, as to
which the date is September 29, 2004)
Las Vegas, Nevada

          LANBO FINANCIAL INVESTMENT COMPANY GROUP, LTD AND SUBSIDIARY

                           CONSOLIDATED BALANCE SHEETS
                     AS OF DECEMBER 31, 2003, 2002 AND 2001

                                                                                      2003             2002            2001
                                                                                   ------------    ------------    ------------
                                     ASSETS
CURRENT ASSETS:
    Cash                                                                           $    476,352    $    733,087    $  2,098,645
    Cash - restricted                                                                   854,536         162,324         109,534
    Accounts receivable, trade, net of allowance for doubtful
      accounts of $314,768, $348,012 and $225,809
      as of December 31, 2003, 2002 and 2001, respectively                              768,617       1,396,469       1,198,430
    Other receivables, net of allowance for doubtful accounts of $1,090,852
      $798,177 and $326,875 as of December 31, 2003, 2002 and 2001, respectively      3,431,423       4,048,915       3,100,867
    Other receivables - related party                                                   466,247              --              --
    Employee advances                                                                   146,912          50,084          14,103
    Prepaid expense                                                                   2,085,945       1,303,754       2,743,820
                                                                                   ------------    ------------    ------------
      Total current assets                                                            8,230,032       7,694,633       9,265,399
                                                                                   ------------    ------------    ------------

 REAL ESTATE HELD FOR DEVELOPMENT OR SALE                                            32,960,243      16,565,878       5,861,149

 PLANT AND EQUIPMENT, net                                                             1,348,827       1,472,202       1,478,795

 LONG-TERM INVESTMENT                                                                 2,695,847              --              --

 OTHER ASSETS:
    Deferred charges - net                                                                1,066           3,298           1,925
                                                                                   ------------    ------------    ------------
      Total other assets                                                                  1,066           3,298           1,925
                                                                                   ------------    ------------    ------------

        Total assets                                                               $ 45,236,015    $ 25,736,011    $ 16,607,268
                                                                                   ============    ============    ============

                      LIABILITIES AND SHAREHOLDERS' EQUITY

 CURRENT LIABILITIES:
    Accounts payable, trade                                                        $  9,596,591    $  2,442,811    $  2,475,949
    Advances from customers                                                           5,510,463       4,467,424         182,097
    Wages and benefits payable                                                          243,314         213,624         244,014
    Income and other taxes payable                                                    2,588,877          26,457         191,464
    Other payables                                                                    2,071,489       4,070,030       2,887,552
    Other payables - related party                                                    6,961,000              --              --
    Short term loans payable - bank                                                   9,196,000       5,445,000       7,018,000
                                                                                   ------------    ------------    ------------
      Total current liabilities                                                      36,167,734      16,665,346      12,999,076
                                                                                   ------------    ------------    ------------

    Long term loans payable - bank                                                    5,808,000       3,630,000          64,493
                                                                                   ------------    ------------    ------------

        Total liabilities                                                            41,975,734      20,295,346      13,063,569

 COMMITMENTS AND CONTINGENCIES                                                               --              --              --

 SHAREHOLDERS' EQUITY:
    Common stock, $1.00 par value, 10,800,000 shares authorized,
      6,840,000 shares issued and outstanding                                         6,840,000       6,840,000       6,840,000
    Paid-in-capital                                                                    (735,073)       (738,826)     (3,671,503)
    Statutory reserve                                                                   686,579         150,199         150,199
    Retained earnings                                                                 2,228,775        (810,708)        225,003
    Owner contribution receivable                                                    (5,760,000)             --              --
    Accumulated other comprehensive income                                                   --              --              --
                                                                                   ------------    ------------    ------------
      Total shareholders' equity                                                      3,260,281       5,440,665       3,543,699
                                                                                   ------------    ------------    ------------
        Total liabilities and shareholders' equity                                 $ 45,236,015    $ 25,736,011    $ 16,607,268
                                                                                   ============    ============    ============

The accompanying notes are an integral part of this statement.

          LANBO FINANCIAL INVESTMENT COMPANY GROUP, LTD AND SUBSIDIARY

     CONSOLIDATED STATEMENTS OF INCOME AND OTHER COMPREHENSIVE INCOME (LOSS)
              FOR THE YEARS ENDED DECEMBER 31, 2003, 2002 AND 2001

                                                    2003            2002            2001
                                                ------------    ------------    ------------
GROSS REVENUES                                  $ 21,240,129    $  2,103,717    $  2,856,805

COST OF SALES                                     13,356,866       1,215,939       1,705,808
                                                ------------    ------------    ------------

GROSS PROFIT                                       7,883,263         887,778       1,150,997

OTHER OPERATING INCOME                               190,148         107,971              --
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES       2,138,113       1,465,494         939,076
                                                ------------    ------------    ------------

INCOME (LOSS) FROM OPERATIONS                      5,935,298        (469,745)        211,921

OTHER EXPENSE, net of other income                  (530,396)       (540,796)       (560,317)
                                                ------------    ------------    ------------

INCOME (LOSS) BEFORE INCOME TAX                    5,404,902      (1,010,541)       (348,396)

PROVISION FOR INCOME TAXES                         1,829,039              --          20,194
                                                ------------    ------------    ------------

NET INCOME (LOSS)                                  3,575,863      (1,010,541)       (368,590)

OTHER COMPREHENSIVE INCOME (LOSS):
    Foreign currency translation adjustment               --              --              --
                                                ------------    ------------    ------------
COMPREHENSIVE INCOME (LOSS)                     $  3,575,863    $ (1,010,541)   $   (368,590)
                                                ============    ============    ============

BASIC AND DILUTED INCOME (LOSS)
  PER COMMON SHARE                              $       0.52    $      (0.15)   $      (0.05)
                                                ============    ============    ============

BASIC AND DILUTED WEIGHTED AVERAGE
  COMMON SHARES OUTSTANDING                        6,840,000       6,840,000       6,840,000
                                                ============    ============    ============

The accompanying notes are an integral part of this statement.

          LANBO FINANCIAL INVESTMENT COMPANY GROUP, LTD AND SUBSIDIARY

                 CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
              FOR THE YEARS ENDED DECEMBER 31, 2003, 2002 AND 2001

                                                            Number          Common          Paid in             Statutory
                                                          of shares         stock           capital             reserves
                                                        --------------   --------------   --------------    --------------
BALANCE, January 1, 2001                                     6,840,000   $    6,840,000   $   (3,671,503)   $      150,199

   Net income
   Foreign currency translation adjustments
                                                        --------------   --------------   --------------    --------------
BALANCE, December 31, 2001                                   6,840,000   $    6,840,000   $   (3,671,503)   $      150,199

   Net income
   Capital contribution                                                              --        2,932,677
   Dividend distributions
   Foreign currency translation adjustments
                                                        --------------   --------------   --------------    --------------
BALANCE, December 31, 2002                                   6,840,000   $    6,840,000   $     (738,826)   $      150,199

   Net income
   Capital contribution                                                                            3,753
   Adjustment to statutory reserve                                                                                 536,380
   Stock receivable
   Cash received in consideration of stock receivable
   Foreign currency translation adjustments
                                                        --------------   --------------   --------------    --------------
BALANCE, December 31, 2003                                   6,840,000   $    6,840,000   $     (735,073)   $      686,579
                                                        ==============   ==============   ==============    ==============


                                                                                           Accumulated
                                                                             Owner            other
                                                          Retained        contribution     comprehensive
                                                          earnings         receivable      income (loss)         Totals
                                                       --------------    --------------    --------------   --------------
BALANCE, January 1, 2001                               $      593,593    $                 $                $    3,912,289

   Net income                                                (368,590)                                            (368,590)
   Foreign currency translation adjustments                                                            --               --
                                                       --------------    --------------    --------------   --------------
BALANCE, December 31, 2001                             $      225,003    $           --    $           --   $    3,543,699
   Net income                                              (1,010,541)                                          (1,010,541)
   Capital contribution                                                                                          2,932,677
   Dividend distributions                                     (25,170)                                             (25,170)
   Foreign currency translation adjustments                                                            --               --
                                                       --------------    --------------    --------------   --------------
BALANCE, December 31, 2002                             $     (810,708)   $           --    $           --   $    5,440,665

   Net income                                               3,575,863                                            3,575,863
   Capital contribution                                                                                              3,753
   Adjustment to statutory reserve                           (536,380)                                                  --
   Stock receivable                                                          (6,840,000)                        (6,840,000)
   Cash received in consideration of stock receivable                         1,080,000                          1,080,000
   Foreign currency translation adjustments                                                            --               --
                                                       --------------    --------------    --------------   --------------
BALANCE, December 31, 2003                             $    2,228,775    $   (5,760,000)   $           --   $    3,260,281
                                                       ==============    ==============    ==============   ==============

The accompany notes are an integral part of this statement.

          LANBO FINANCIAL INVESTMENT COMPANY GROUP, LTD AND SUBSIDIARY

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
              FOR THE YEARS ENDED DECEMBER 31, 2003, 2002 AND 2001

                                                                2003             2002           2001
                                                             ------------    ------------    ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
    Net income (loss)                                        $  3,575,863    $ (1,010,541)   $   (368,591)
    Adjustments to reconcile net income (loss) to cash
     provided by (used in) operating activities:
       Depreciation                                               156,714         179,214         411,983
       Loss on disposal of fixed assets                             3,979              --              --
     (Increase) decrease in assets:
       Change in restricted cash                                 (692,212)        (52,790)       (109,534)
       Accounts receivable - trade                                627,852        (198,039)       (660,138)
       Other receivables                                          617,492        (948,048)     (1,532,307)
       Other receivables - related party                         (466,247)             --              --
       Inventories                                            (16,394,365)    (10,704,729)       (855,486)
       Employee advances                                          (96,828)        (35,981)        (14,103)
       Prepaid expenses                                          (782,191)      1,440,066      (1,100,779)
       Deferred charges                                             2,232          (1,373)         (1,038)
     Increase (decrease) in liabilities:
       Accounts payable                                         7,153,780         (33,138)     (1,718,863)
       Advances from customers                                  1,043,039       4,285,327        (291,540)
       Wages and benefits payable                                  29,690         (30,390)        236,697
       Other taxes payable                                      2,562,420        (165,007)        190,123
       Accrued liabilities                                             --              --
       Other payables                                          (1,998,541)      1,182,478       2,802,958
       Other payables - related party                             121,000              --              --
                                                             ------------    ------------    ------------
         Net cash used in operating activities                 (4,536,323)     (6,092,951)     (3,010,618)
                                                             ------------    ------------    ------------

CASH FLOWS FROM INVESTING ACTIVITIES:
    Increase in long-term investments                          (2,695,847)             --              --
    Purchase of equipment and automobiles                         (33,565)       (172,621)       (331,528)
                                                             ------------    ------------    ------------
         Net cash used in investing activities                 (2,729,412)       (172,621)       (331,528)
                                                             ------------    ------------    ------------

CASH FLOWS FROM FINANCING ACTIVITIES:
    Capital contributions                                              --       2,932,677              --
    Dividend distributions                                             --         (25,170)             --
    Cash received in consideration of stock receivable          1,080,000              --
    Borrowings net of payments on short term notes payable      5,929,000       1,992,507       2,964,500
                                                             ------------    ------------    ------------
         Net cash provided by financing activities              7,009,000       4,900,014       2,964,500
                                                             ------------    ------------    ------------

DECREASE IN CASH                                                 (256,735)     (1,365,558)       (377,646)

CASH, beginning of year                                           733,087       2,098,645       2,476,291
                                                             ------------    ------------    ------------

CASH, end of year                                            $    476,352    $    733,087    $  2,098,645
                                                             ============    ============    ============

The accompany notes are an integral part of this statement.

          LANBO FINANCIAL INVESTMENT COMPANY GROUP, LTD AND SUBSIDIARY

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Note 1 - Summary of significant accounting policies

Background

Lanbo Financial Investment Company Group Limited (referred to as the Company or Lanbo) was incorporated on September 24, 2003 in the territory of the British Virgin Islands. The authorized capital of the Company is $10,800,000 divided into 10,800,000 registered shares with a par value of $1.00 per share. The Company is an investment holding company and does not have any activities other than some general administrative expenses. As of December 31, 2003, the Company through its wholly owned subsidiary, Xian New Star Real Estate Development Co., Ltd (referred to as NEWSTAR), principally engaged in the construction, development, and sale of residential units in the People's Republic of China (referred to as PRC).

NEWSTAR was established during May 1992 as a state-owned enterprise, whose former name is Xian New Star Group Real Estate Development Co. Ltd, and was formerly subjected to logistics department of LAN Zhou Military area of the People's Liberation Army of China. NEWSTAR was reorganized as a limited company with equity capital invested by management personnel in September 1999. NEWSTAR is a Chinese registered limited liability company with a legal structure similar to a regular corporation and a limited liability company organized under laws in the United States of America. The Articles of association provides for a 54 year term beginning September 7, 1999 with registered capital of approximately US$3,140,000 (RMB26,000,000). On March 28, 2002, the registered capital of NEWSTAR was increased to approximately US$6,050,000 (RMB50,000,000).

On September 16, 2003, Lanbo, a non-operating investment holding company, acquired 100% interest in Xian New Star Real Estate Development Co., Ltd, an operating Chinese registered limited liability company, for US$6,840,000 (RMB 56,505,430). In accordance with laws governing foreign acquisitions of a Chinese registered limited liability company, there were two payment terms for this purchase. The first payment equal to at least 15% of the total purchase price of NEWSTAR was payable on December 31, 2003 and the second payment of the remaining balance payable on December 31, 2004. The Company obtained the approval of the Foreign Trade and Economic Cooperation Commission of Xi'an City on December 22, 2003. The business term is 50 years starting on the date a new business certificate was issued on December 24, 2003. NEWSTAR's registered capital is $6,050,000 (RMB 50,000,000) and total investment is approximately $6,840,000 (RMB 56,505,430). The first payment of $1,080,000 was made on December 30, 2003 from Lanbo to NEWSTAR. This payment was in accordance with the requirement of the acquisition, however the funds have not been disbursed to the previous stockholders of NEWSTAR.

During November 2003, Lanbo issued 6,840,000 shares of common stock to the identical owners of NEWSTAR in consideration of a promissory note payable from the stockholders totaling $6,840,000 with a first payment equal to at least 15% of the total promissory note payable on December 31, 2003 and the second payment of the remaining balance payable on December 31, 2004. As a result of this transaction, the former owners of NEWSTAR exercised control over Lanbo. The initial payment under the notes for $1,080,000 was made during November 2003. The remaining balance of $5,760,000 is due on December 31, 2004 and is secured by a pledge of the Lanbo shares issued to the Lanbo stockholders.

The purchase of NEWSTAR and the issuance of Lanbo common stock has been accounted for as a reverse acquisition presented as a recapitalization, except no goodwill or other intangible assets are recorded. Accordingly, these financial statements are the historical financial statements of NEWSTAR.

          LANBO FINANCIAL INVESTMENT COMPANY GROUP, LTD AND SUBSIDIARY

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

The reporting entity

The consolidated financial statements of Lanbo Financial Investment Company Group Limited (referred to as the Company) reflect the activities of its 100% owned subsidiary, Xian New Star Real Estate Development Co., Ltd (referred to as NEWSTAR). The consolidated financial statements have been presented as if the acquisition of the subsidiary occurred during 1999 due to common management and ownership. The consolidated financial statements generally reflect only the activities of Xian New Star Real Estate Development Co., Ltd. at its historical cost since the parent company, Lanbo Financial Investment Company Group Limited had no activities for the years ended December 31, 2002 and 2001. The Company's financial statements are prepared in conformity with accounting principles generally accepted in the United States of America.

Real estate held for development and sale

Real estate consists of finished residential unit sites and residential unit sites under development, completed residential units and residential units under construction. The Company leases the land for the residential unit sites under land right leases with various terms from the PRC. Real estate held for development and sale is stated at the lower of cost or net realizable value. Expenditures for land development are capitalized and allocated to development projects by the specific identification method. Costs are allocated to specific units based on the ratio of the unit sales price to the estimated total project sales price times the total project costs.

The following summarizes the components of real estate inventory at December 31:

                                         2003         2002          2001
                                     ---------------------------------------
XingXing Mansion                     $ 1,848,442   $ 1,964,350   $ 2,024,181
XingXing Litu Ming Yuan                  177,693       350,121     1,232,450
Zhang An district project              1,043,044     1,043,044     1,043,044
XingXing Ming Yuan                       377,291       753,418     1,002,523
XingXing Han Yuan                      2,326,645            --            --
XingXing Home In                       4,658,388            --            --
XingXing Gang Wen                             --            --            --
                                     ---------------------------------------

Real estate held for sale and rent    10,431,503     4,110,933     5,302,198
                                     ---------------------------------------


XingXing Home in                              --     4,442,164       302,108
XingXing Han Yuan                             --     1,946,379       256,843
XingXing Hotel                           760,252       606,480            --
XingXing Gang Wen                      3,082,128       609,340            --
XingXing JunJin Yuan                  15,318,356     4,850,582            --
TownDu Machine Manufacture             3,368,004            --            --
                                     ---------------------------------------

Real estate under construction        22,528,740    12,454,945       558,951
                                     ---------------------------------------

Total                                $32,960,243   $16,565,878   $ 5,861,149
                                     =======================================

          LANBO FINANCIAL INVESTMENT COMPANY GROUP, LTD AND SUBSIDIARY

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

The Company capitalizes interest which is expensed as residential units are sold. For the years ended December 31, 2003, 2002 and 2001, interest incurred and capitalized by the Company was $323,141, $577,858 and $303,903, respectively. Capitalized interest expensed for the same periods was $597,804, $577,858 and $303,903, respectively.

Management evaluates the recoverability of its real estate inventories using several factors including, but not limited to, management's plans for future operations, recent operating results and projected cash flows. The Company has not recognized any impairment loss of real estate inventories for the years ended December 31, 2003, 2002 and 2001.

Foreign currency translation

The reporting currency of the Company is US dollar. The Company uses their local currency, Renminbi, as their functional currency. Results of operations and cash flow are translated at average exchange rates during the period, and assets and liabilities are translated at the end of period exchange rates. Translation adjustments resulting from this process are included in accumulated other comprehensive income in the statement of shareholders' equity. Transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the results of operations as incurred. These amounts are not material to the financial statements.

Revenue recognition

Real estate sales are reported in accordance with the provisions of Statement of Financial Accounting Standard No. 66 (Accounting for Sales of Real Estate). Profit from the sales of development properties, less 5% business tax, is recognized by the full accrual method when the sale is consummated. A sale is not considered consummated until (a) the parties are bound by the terms of a contract, (b) all consideration has been exchanged, (c) any permanent financing of which the seller is responsible has been arranged (d) all conditions precedent to closing have been performed (e) the seller does not have substantial continuing involvement with the property, and (f) the usual risks and rewards of ownership have been transferred to the buyer.

          LANBO FINANCIAL INVESTMENT COMPANY GROUP, LTD AND SUBSIDIARY

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Sales transactions not meeting all the conditions of the full accrual method are accounted for using the deposit method of accounting. Under the deposit method, all costs are capitalized as incurred, and payments received from the buyer are recorded as a deposit liability. Real estate rental income, less 5% business tax, is recognized on the straight-line basis over the terms of the tenancy agreements.

Plant and equipment, net

Plant and equipment are recorded at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. Depreciation expense for the years ended December 31, 2003, 2002 and 2001 amounted to $156,715, $179,214 and $108,020, respectively. Estimated useful lives of the assets are as follows:

                                                           Estimated Useful Life
Buildings                                                        20 years
Machinery and equipment                                          1-3 years
Vehicles                                                         5-6 years
Electronic equipment                                             2-5 years
Office furniture                                                 4-5 years


Construction in progress includes engineering costs, insurance costs, wages, interest and other costs relating to construction in progress. Construction in progress balances are transferred to equipment when the related assets are ready for their intended use. No depreciation is provided for on construction in progress.

Maintenance, repairs and minor renewals are charged directly to expenses as incurred. Major additions and betterment to property and equipment are capitalized.

Long-term assets of the Company are reviewed annually as to whether their carrying value has become impaired. The Company considers assets to be impaired if the carrying value exceeds projected future cash flows from related operations. The Company also re-evaluates the periods of amortization to determine whether subsequent events and circumstances warrant revised estimates of useful lives. During 2001, the Company recognized an impairment loss reserve of approximately $303,963.

Plant and equipment, net (continued)

Plant and equipment consist of the following at December 31:

          LANBO FINANCIAL INVESTMENT COMPANY GROUP, LTD AND SUBSIDIARY

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

                                      2003            2002          2001
                                   -----------    -----------    -----------
Buildings                          $ 1,971,939      1,971,939      1,751,719
Machinery and equipment                 90,648         52,999         51,035
Transportation equipment                84,067        292,488        372,581
Furniture and fixture                   46,675         24,087         23,915
                                   -----------------------------------------
     Totals                          2,193,329      2,341,513      2,199,250
Accumulated depreciation              (540,539)      (565,348)      (416,491)
Reserve for impaired assets           (303,963)      (303,963)      (303,963)
                                   -----------------------------------------
     Property and equipment, net   $ 1,348,827    $ 1,472,202    $ 1,478,796
                                   =========================================

Accounts receivable, trade

Accounts receivable, trade consists of balances due from customers for the sale of residential units in the PRC. In cases where the customers deposit more than 50% of the total purchase price, the Company may defer the remaining purchase price. These deferred balances are unsecured, bear no interest and are due within one year from the date of the sale.

Accounts receivable of the Company are reviewed annually as to whether their carrying value has become impaired. The Company considers the assets to be impaired if the balances are greater than one year old. As of December 31, 2003, 2002 and 2001, the Company has established an allowance for doubtful accounts of $314,768, $348,012, and $225,809, respectively.

Other receivables

Other receivables consist of various cash advances to unrelated companies and individuals which management of the Company have business relationships. These amounts are not related to operations of the Company, are unsecured, non-interest bearing and generally are short term in nature.

Other receivables are reviewed annually as to whether their carrying value has become impaired. The Company considers the assets to be impaired if the balances are greater than one year old. As of December 31, 2003, 2002 and 2001, the Company has established an allowance for doubtful accounts of $1,090,852, $798,177, and $326,875, respectively.

Prepaid expenses

Prepaid expenses consist of balances paid to contractors and vendors for services and materials that have not been performed or received and generally relate to the development and construction of residential units in the PRC.

Long term Investment

During 2003, NEWSTAR made the investments noted below. On May 10, 2004, the board of directors made a resolution to transfer these investments in the near future. The management of NEWSTAR does not intend to take control of the management of these companies. These two investments are accounted for based on equity method during 2003 as follows:

          LANBO FINANCIAL INVESTMENT COMPANY GROUP, LTD AND SUBSIDIARY

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

         Investee              Initial Cost            Ownership        Income (loss)       December 31, 2003
------------------------------------------------------------------------------------------------------------
Xian Xin Da Di Science
   Development Ltd              $ 2,299,000                   95%           $   (71,724)          $ 2,227,276

Xian Xin Li Moca
   Material Ltd                     484,000                   80%               (50,428)              468,572
                                -----------------------------------------------------------------------------
Total                           $ 2,783,000                                 $  (122,152)          $ 2,695,848
                                =============================================================================

During September 2003, NEWSTAR invested $2,299,000 in Xian Xin Da Di Science Development, Ltd. The operations of Xian Xin Da Di Science Development, Ltd. are primarily related to project investment.

During 2003, NEWSTAR advanced $466,247 to Xian Xin Da Di Science Development Ltd. The balance is unsecured, non-interest bearing and due on demand.

During July 2003, NEWSTAR invested $484,000 in Xian Xin Li Moca Material, Ltd. The operation of Xian Xin Li Moca Material, Ltd. is related to producing equipment.

As of December 31, 2003, NEWSTAR had an unpaid balance of $121,000 for the investment in Xian Xin Li Moca Material Ltd.

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles of the United States of America requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Management believes that the estimates utilized in preparing its financial statements are reasonable and prudent. Actual results could differ from these estimates.

Recently issued accounting pronouncements

In June 2001, the FASB issued Statement of Financial Accounting Standards No. 143, "Accounting for Asset Retirement Obligations" (FAS 143). FAS 143 changes the recorded amount of liabilities associated with asset retirements and requires the accretion of interest expense over the remaining life of the asset. FAS 143 also requires additional disclosure regarding asset retirement obligations. This statement is effective for fiscal years beginning after June 15, 2002. The adoption of this statement is not expected to have a significant impact on the financial condition or results of operations of the Company.

In August 2001, the FASB issued Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" ("FAS 144"). FAS 144 retains the existing requirements to recognize and measure the impairment of long-lived assets to be held and used or to be disposed of by sale.

However, FAS 144 changes the scope and certain measurement requirements of existing accounting guidance. FAS 144 also changes the requirements relating to reporting the effects of a disposal or discontinuation of a segment of a business. This statement is effective for fiscal years beginning after December 15, 2001.

          LANBO FINANCIAL INVESTMENT COMPANY GROUP, LTD AND SUBSIDIARY

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

The adoption of this statement did not have a significant impact on the financial condition or results of operations of the Company.

In April 2002, the FASB issued Statement of Financial Accounting Standards No. 145 "Rescission of Statements No. 4, 14 and 64, Amendment of FASB Statement No. 13 and Technical Corrections." (FAS 145). This statement rescinds SFAS No. 4, "Reporting Gains and Losses from Extinguishment of Debt," and an amendment of that statement, SFAS No. 64, and "Extinguishments of Debt Made to Satisfy Sinking-Fund Requirements." This statement also rescinds SFAS No. 44, "Accounting for Intangible Assets of Motor Carriers." This statement amends SFAS No. 13, "Accounting for Leases," to eliminate any inconsistency between the required accounting for sale-leaseback transactions and the required accounting for certain lease modifications that have economic effects that are similar to sale-leaseback transactions.

FAS 145 also amends other existing authoritative pronouncements to make various technical corrections, clarify meanings, or describe their applicability under changed conditions. This statement is effective for fiscal years beginning after May 15, 2002. The Company has adopted this statement in 2003. The adoption of this statement did not have a significant impact on the financial condition or results of operations of the Company.

In November 2002, the FASB issued Interpretation No. 45, Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others (FIN 45). FIN 45 requires the recognition of certain guarantees as liabilities at fair market value and is effective for guarantees issued or modified after December 31, 2002. The Company has adopted the disclosure requirement of FIN 45 and does not expect the impact of the fair market value requirement to have a material impact on its financial condition or results of operations of the Company.

In December 2002, the FASB issued Statement of Financial Accounting Standards No. 148 "Accounting for Stock-Based Compensation - Transition and Disclosure". The statement allows for the Company's current method of accounting for stock options to continue. Effective for interim periods beginning after December 15, 2002, disclosure will be required for information on the fair value of stock options and the effect on earnings per share (in tabular form) for both interim and annual reports. The Company has adopted this statement in 2003. The adoption of this statement did not have a significant impact on the financial condition or results of operations of the Company.

In January 2003, the FASB issued Interpretation No. 46, Consolidation of Variable Interest Entities, an Interpretation of ARB No. 51 (FIN No. 46), which requires the consolidation of certain variable interest entities, as defined.

FIN No. 46 is effective immediately for variable interest entities created after January 31, 2003, and on July 1, 2003 for investments in variable interest entities acquired before February 1, 2003; however, disclosures are required currently if a company expects to consolidate any variable interest entities. As the Company has no such variable interest entities, the adoption of FIN No. 46 did not have an impact on the Company's results of operations, financial position or cash flows.

In April 2003, the FASB issued SFAS No. 149, "Amendment of Statement 133 on Derivative instruments and Hedging Activities" ("SFAS No. 149"). SFAS No. 149 amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts and for hedging activities under SFAS No. 133 "Accounting for Derivative Instruments and Hedging Activities." SFAS No. 149 is effective for contracts entered into or modified after June 30, 2003 and for hedging relationships designated after June 30, 2003. The adoption of this statement did not have a significant impact on the financial condition or results of operations of the Company.

          LANBO FINANCIAL INVESTMENT COMPANY GROUP, LTD AND SUBSIDIARY

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity." SFAS No. 150 changes the accounting for certain financial instruments that, under previous guidance, issuers could account for as equity. FASB No. 150 requires that those instruments entered into or modified after May 31, 2002, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. The adoption of this statement has not had a material impact on the financial condition or results of operations of the Company.

In December 2003, the FASB issued revised Interpretation 46 ("FIN 46R"), "Consolidation of Variable Interest Entities" ("VIEs"), an Interpretation of Accounting Research Bulletin 51, "Consolidated Financial Statements," and replaces the previous version of FASB Interpretation 46 issued in January 2003 ("FIN 46"). This interpretation applied immediately to variable interest entities created after January 31, 2003. A company that holds a variable interest in a VIE it acquired before February 1, 2003 shall apply the provision of this interpretation no later than the first fiscal year or interim period ending after March 15, 2004 unless those entities are considered to be special purpose entities in which the application is to be no later than the end of the first reporting period that ends after December 15, 2003. This interpretation may be applied prospectively with a cumulative-effect adjustment as of the date on which it is first applied or by restating previously issued financial statements for one or more years with a cumulative-effect adjustment as of the beginning of the first year restated. As the Company has no such variable interest entities, the adoption of FIN No. 46 did not have an impact on the Company's results of operations, financial position or cash flows.

Cash and concentration of risk

Cash includes cash on hand and demand deposits in accounts maintained with state-owned banks within the PRC. Total cash in state-owned banks at December 31, 2003, 2002 and 2001 amounted to $476,352, $733,087 and $2,098,645 respectively, of which no deposits are covered by insurance. The Company has not experienced any losses in such accounts and believes it is not exposed to any risks on its cash in bank accounts.

Cash-restricted

The Company, through its bank agreements, is required to maintain certain amounts which buyers have deposited with the Company which allows the buyers to obtain mortgage loans from the bank. These balances are subject to withdrawal restrictions totaling $854,536, $162,324 and $109,534 as of December 31, 2003, 2002 and 2001, respectively.

Advertising cost

The Company expenses advertising costs as incurred. For the years ended December 31, 2003, 2002 and 2001, the Company incurred advertising costs of $674,402, $394,253, and $179,993, respectively.

Financial instruments

Statement of Financial Accounting Standards No. 107 (SFAS 107), "Disclosures About Fair Value of Financial Instruments" requires disclosure of the fair value of financial instruments held by the Company. SFAS 107 defines the fair value of financial instruments as the amount at which the instrument could be exchanged in a current transaction between willing parties. The Company considers the carrying amount of cash, accounts receivable, other receivables, accounts payable, accrued liabilities and other payables to approximate their fair values because of the short period of time between the origination of such instruments and their expected realization and their current market rate of interest.

          LANBO FINANCIAL INVESTMENT COMPANY GROUP, LTD AND SUBSIDIARY

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Income taxes

The Company has adopted Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" (SFAS 109). SFAS 109 requires the recognition of deferred income tax liabilities and assets for the expected future tax consequences of temporary differences between income tax basis and financial reporting basis of assets and liabilities. Provision for income taxes consist of taxes currently due plus deferred taxes. There are no deferred tax amounts at December 31, 2003, 2002 and 2001.

The charge for taxation is based on the results for the year as adjusted for items, which are non-assessable or disallowed. It is calculated using tax rates that have been enacted or substantively enacted by the balance sheet date.

Deferred tax is accounted for using the balance sheet liability method in respect of temporary differences arising from differences between the carrying amount of assets and liabilities in the financial statements and the corresponding tax basis used in the computation of assessable tax profit.

In principle, deferred tax liabilities are recognized for all taxable temporary differences, and deferred tax assets are recognized to the extent that it is probably that taxable profit will be available against which deductible temporary differences can be utilized.

Deferred tax is calculated at the tax rates that are expected to apply to the period when the asset is realized or the liability is settled. Deferred tax is charged or credited in the income statement, except when it related to items credited or charged directly to equity, in which case the deferred tax is also dealt with in equity. Deferred tax assets and liabilities are offset when they relate to income taxes levied by the same taxation authority and the Company intends to settle its current tax assets and liabilities on a net basis.

The Company through its subsidiary, NEWSTAR, is governed by the Income Tax Law of the PRC concerning Chinese registered limited liability company prior to December 24, 2003. Under the Income Tax Laws of the PRC, Chinese enterprises are generally subject to an income tax at an effective rate of 33% (30% state income taxes plus 3% local income taxes) on incomes reported in the statutory financial statements after appropriate tax adjustments, unless the enterprise is located in a specially designated region for which more favorable effective tax rates are applicable.

The provision for income taxes at December 31 consisted of the following:

          LANBO FINANCIAL INVESTMENT COMPANY GROUP, LTD AND SUBSIDIARY

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

insert table

The following table reconciles the U.S. statutory rates to the Company's effective tax rate:

                                                      2003                   2002                   2001
                                                  ------------           ------------           ------------
Provision for China income and local tax          $  1,829,093           $         --           $     20,194
Deferred taxes                                              --                     --                     --
     Total provision for income taxes             $  1,829,093           $         --           $     20,194
                                                  ==========================================================


The following table reconciles the U.S. statutory rates to the Company's effective tax rate:

Foreign income not recognized in USA                     (34.0)                 (34.0)                 (34.0)
China income taxes                                        33.0                     --                   33.0
                                                   ---------------------------------------------------------
     Totals                                               33.0%                    --%                  33.0%
                                                   =========================================================

Advances from customers

Advances from customers consist of amounts paid to the Company for the sale of residential units in the PRC. In the PRC, the customer will generally obtain permanent financing for the purchase of their residential unit prior to the completion of the project. The lending institution will provide the funding to the Company upon the completion of the financing rather than the completion of the project. The Company receives these funds and recognizes them as a current liability until the revenue can be recognized in accordance with Statement of Financial Accounting Standard No. 66 (Accounting for Sales of Real Estate).

Other payables

Other payables consist of various cash advances from unrelated companies and individuals which management of the Company have business relationships. These amounts are not related to operations of the Company, are unsecured, non-interest bearing and generally are short term in nature.

Note 2 - Supplemental disclosure of cash flow information

Income taxes paid amounted to $130,712, $6,552 and $0 for the years ended December 31, 2003, 2002 and 2001, respectively. Interest paid for the years ended December 31, 2003, 2002 and 2001 amounted to $920,945, $547,571 and
$274,226, respectively.

Note 3 - Employee advances

Employee advances represent cash advances to officers and employees for cash based business transactions incurred for the payment of operating expenses and purchases from various vendors.

Note 4 - Short-term loans payable - bank

Short term notes payable represent amounts due to various banks and are due on demand or normally within one year. These loans generally can be renewed with the banks. Short term notes payable at December 31, consisted of the following:

          LANBO FINANCIAL INVESTMENT COMPANY GROUP, LTD AND SUBSIDIARY

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS


                                                       2003            2002             2001
                                                     ----------      ----------      ----------
Construction Bank Jianguolu Branch
     Due December 9, 2002 monthly interest
     At 0.594%, guaranteed by the Xian New Star
     Construction Co., Ltd a related party           $       --      $       --      $  605,000

Construction bank Jijacun Local Branch
     Due December 31, 2002 monthly interest
     At 0.42%, guaranteed by the Xian New Star
     Construction Co., Ltd. A related party for
     The Company's Xing Xing Mansion Project                                            968,000

Commercial Bank South Ring Road Branch
     Due July 29, 2002 monthly interest At
     0.63375%, renewed to July 28, 2003
     Monthly interest at 0.59475, guaranteed by
     The Company's Xing Xing Mansion Project                           5,445,000       5,445,000

Construction Bank Zhuque Road Branch
     Due October 16, 2004, monthly interest
     At 0.460%, guaranteed by the Company's
     Xing Xing Han Yuan Project                       1,815,000              --              --

Construction Bank Zhuque Road Branch
     Due November 26, 2004 monthly interest
     At 0.460%, guaranteed by the Company's
     Xing Xing Han Yuan Project                         726,000              --              --

Commercial Bank Weilai Branch
     Due July 28, 2004 monthly interest
     At 0.57525%, guaranteed by the Company's
     Xing Xing Ming Yuan Project                      5,445,000              --              --

Commercial Bank Weilai Branch
     Due July 30, 2004 monthly interest
     At 0.57525%, guaranteed by the Company's
     Xing Xing Home in Project                        1,210,000              --              --

                                                     ----------      ----------      ----------
       Total                                         $9,196,000      $5,445,000      $7,018,000
                                                     ==========      ==========      ==========

Note 5 - Long Term debt

Long term debt at December 31, consisted of the following:

          LANBO FINANCIAL INVESTMENT COMPANY GROUP, LTD AND SUBSIDIARY

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS


                                                      2003              2002               2001
                                                   ------------      ------------      ------------
Construction Bank Zhuque Roan Branch
     Due October 16, 2004, monthly interest
     At 0.460%, guaranteed by the Company's
     Xing Xing Han Yuan Project                    $         --      $  1,815,000      $         --

Construction Bank Zhuque Road Branch
     Due November 26, 2004, monthly interest
     At 0.460%, guaranteed by the Company's
     Xing Xing Han Yuan Project                              --         1,815,000                --

Construction Bank Zhuque Road Branch
     Due March 21, 2006, monthly interest
     At 0.4575% guaranteed by the Company's
     Xing Xing Gang Wen Project                       3,630,000                --                --

Commercial Bank South Two Ring Road Branch
     Due January 16, 2005, monthly interest
     At 0.59475%, guaranteed by the Company's
     Xing Xing Home in Project                        2,178,000                --                --
                                                   ------------      ------------      ------------
       Total                                       $  5,808,000      $  3,630,000      $         --
                                                   ============      ============      ============

As of December 31, 2003, principal payments on long term debt are as follows:

2004                                                                  $       --
2005                                                                   2,178,000
2006                                                                   3,630,000
                                                                      ----------
                                                                      $5,808,000

Total interest expense on all bank debt for the years ended December 31, 2003, 2002 and 2001 amounted to $920,945, $577,858 and $303,903, respectively.

Note 6 - Reserves and dividends

In accordance with the laws and regulations of the PRC, a wholly-owned Foreign Invested Enterprises' income, after the payment of the PRC income taxes, shall be allocated to the statutory surplus reserves and statutory public welfare fund for staff and workers. The proportion of allocation for reserve funds is no less than 10 percent of the profit after tax until the accumulated amount of allocation for statutory surplus reserve funds reaches 50 percent of the registered capital.

The proportion of allocation for statutory public welfare fund and enterprise expansion fund is decided by the enterprise itself. A wholly-owned Foreign Invested Enterprise does not have to establish or contribute to an enterprise expansion fund.
Statutory surplus reserves are to be utilized to offset prior years' losses, or to increase its share capital. When the statutory surplus reserve fund of a limited liability company converts its surplus reserves to capital in accordance with a shareholders' resolution, the company will either distribute new shares in proportion to the number of shares held by the each shareholder, or increase the par value of each share. Except for the reduction of losses incurred, any other usage should not result in this reserve balance falling below 25% of the registered capital.

          LANBO FINANCIAL INVESTMENT COMPANY GROUP, LTD AND SUBSIDIARY

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Pursuant to the board of directors' resolution, NEWSTAR transferred 10% of its net income, as determined in accordance with the PRC accounting rules and regulations, to a statutory surplus reserve fund until such reserve balance reaches 50% of NEWSTAR's registered capital.

The transfer to this reserve must be made before distributions of any dividends to shareholders. For the years ended December 31, 2003, 2002 and 2001, NEWSTAR transferred $357,586, $0 and $0, respectively which represents 10% of the years' net income determined in accordance with PRC accounting rules and regulations to this surplus reserve. In addition, the Company voluntarily transferred $178,794 to a statutory surplus reserve fund for the year ended December 31, 2003.

Pursuant to the board of directors' resolution, total dividends of $25,170 was paid for the year ended December 31, 2002.

Note 7 - Retirement benefit plans

Regulations in the PRC require the Company to contribute to a defined contribution retirement plan for all permanent employees. During 2002, the Company established a retirement pension insurance, unemployment insurance, health insurance and house accumulation fund for the employees during the term they are employed. The amount of those benefits is made at 34% of monthly basic salaries of the current employees. For the years ended December 31, 2003 and 2002, the Company made contributions in the amount of $7,095 and $8,496, respectively.

Note 8 - Related party transactions and contingencies

During November 2003, Lanbo issued 6,840,000 shares of common stock to the identical owners of NEWSTAR in consideration of a promissory note payable from the stockholders totaling $6,840,000 with a first payment equal to at least 15% of the total promissory note payable on December 31, 2003 and the second payment of the remaining balance payable on December 31, 2004. As a result of this transaction, the former owners of NEWSTAR exercised control over Lanbo. The initial payment under the notes for $1,080,000 was made during November 2003. The remaining balance of $5,760,000 is due on December 31, 2004 and is secured by a pledge of the Lanbo shares issued to the Lanbo stockholders.

During 2003, NEWSTAR advanced $466,247 to Xian Xin Da Di Science Development Ltd. The balance is unsecured, non-interest bearing and due on demand.

As of December 31, 2003, NEWSTAR had an unpaid balance of $121,000 for the investment in Xian Xin Li Moca Material Ltd.

          LANBO FINANCIAL INVESTMENT COMPANY GROUP, LTD AND SUBSIDIARY

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

During December 2003, NEWSTAR received $1,080,000 for the purchase of NEWSTAR from Lanbo. As of December 31, 2003, NEWSTAR has not paid this balance to the former owners of NEWSTAR. The balance is non-interest bearing, unsecured and due on demand.

As of December 31, 2003, the Company had an unpaid balance of $5,760,000 for the investment in Xian New Star Real Estate Development Co., Ltd., as discussed in
Note 9. The balance is non-interest bearing, unsecured and due on demand.

Note 9- Shareholders' equity

On September 16, 2003, Lanbo, a non-operating investment holding company, acquired 100% interest in Xian New Star Real Estate Development Co., Ltd, an operating Chinese registered limited liability company, for US$6,840,000 (RMB 56,505,430). In accordance with laws governing foreign acquisitions of a Chinese registered limited liability company, there were two payment terms for this purchase. The first payment equal to at least 15% of the total purchase price of NEWSTAR was payable on December 31, 2003 and the second payment of the remaining balance payable on December 31, 2004. The Company obtained the approval of the Foreign Trade and Economic Cooperation Commission of Xi'an City on December 22, 2003. The business term is 50 years starting on the date a new business certificate was issued on December 24, 2003. The registered capital is $6,050,000 (RMB 50,000,000) and total investment is approximately $6,840,000 (RMB 56,505,430). The first payment of $1,080,000 was made on December 30, 2003 from Lanbo to NEWSTAR. This payment was in accordance with the requirement of the acquisition, however the funds have not been disbursed to the previous stockholders of NEWSTAR.

During November 2003, Lanbo issued 6,840,000 shares of common stock to the identical owners of NEWSTAR in consideration of a promissory note payable from the stockholders totaling $6,840,000 with a first payment equal to at least 15% of the total promissory note payable on December 31, 2003 and the second payment of the remaining balance payable on December 31, 2004. As a result of this transaction, the former owners of NEWSTAR exercised control over Lanbo. The initial payment under the notes for $1,080,000 was made during November 2003. The remaining balance of $5,760,000 is due on December 31, 2004 and is secured by a pledge of the Lanbo shares issued to the Lanbo stockholders.

The purchase of NEWSTAR and the issuance of Lanbo common stock has been accounted for as a reverse acquisition presented, except no goodwill or other intangible assets are recorded. Accordingly, these financial statements are the historical financial statements of NEWSTAR.

The Company has not granted warrants or options for the years ended December 31, 2003, 2002 and 2001. The Company has no warrants or options outstanding as of December 31, 2003, 2002, and 2001.

Note 10- Purchase of 100% interest

On September 16, 2003, the Company acquired 100% interest in Xian New Star Real Estate Development Co., Ltd for US$6,840,000 (RMB 56,505,430). There were two payment terms for this purchase. The Company obtained the approval of the Foreign Trade and Economic Cooperation Commission of Xi'an City on December 22, 2003. The business term is 50 years starting on the date a new business certificate issued on December 24, 2003. The registered capital is $6,050,000 (RMB 50,000,000) and total investment is approximately $6,840,000 (RMB 56,505,430). The initial payment under the notes for $1,080,000 was made during November 2003. The remaining balance of $5,760,000 is due on December 31, 2004 and is secured by a pledge of the Lanbo shares issued to the Lanbo stockholders.

Note 11 - Other operating income

The Company has entered into various one-year commercial operating lease agreements. For the years ended December 31, 2003, 2002 and 2001, this income amounted to $326,159, $189,252 and $95,685, respectively.

          LANBO FINANCIAL INVESTMENT COMPANY GROUP, LTD AND SUBSIDIARY

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Note 12 - Commitments and contingencies

During 2003, the Company entered into agreements to render services in connection with a reverse merger transaction and obtaining a public company listing in the United States. On September 27, 2004, these agreements were terminated and replaced by a single agreement to render services in connection with a reverse merger transaction, obtaining a public company listing in the United States, assistance with obtaining capital, and assistance with potential future acquisition targets. Pursuant to the agreement, Lanbo agreed to pay a consultant fee totaling US$193,600, a commission fee of 2% of total funds raised by Lanbo and 39% equity interest in the United States public company.

Note 13 - Subsequent event - capital stock exchange agreement

On September 29, 2004, Micro Interconnect Technology, Inc., a Nevada corporation ("MICRO"), entered into a Share Exchange Agreement ("Exchange Agreement") with Lanbo Financial Investment Company Group Limited ("Lanbo"), all of the stockholders of Lanbo ("Lanbo Stockholders"), and Keating Reverse Merger Fund, LLC, a Delaware limited liability company ("KRM Fund"). There can be no assurance that the transactions contemplated by the Exchange Agreement will be consummated.

Under the Exchange Agreement, the Company will, at Closing, acquire all of the outstanding capital stock of Lanbo in exchange for the Company's issuance to Lanbo Stockholders of 19,285,714 shares of the Company's common stock.

Currently, MICRO has 2,500,000 shares of its common stock outstanding. Accordingly, immediately following the Closing, Lanbo Stockholders will own approximately 88.5% of the issued and outstanding shares of MICRO's common stock, and the existing stockholders of MICRO will own approximately 11.5% of the issued and outstanding shares of MICRO's common stock.

Immediately following the closing (the "Closing") of the transaction contemplated by the Exchange Agreement (the "Transaction"), the MICRO will issue an additional 13,928,571 shares of the Company's common stock to various individuals and entities (the "New Stockholders") who have provided consulting, legal and advisory services to Lanbo in connection with the Transaction or otherwise (the "Post Transaction Issuance").

Following the Post Transaction Issuance, MICRO will have a total of 35,714,285 shares of its common stock outstanding. Lanbo Stockholders will own approximately 54.0% of the outstanding shares of the MICRO's common stock, the current stockholders of MICRO prior to the Transaction will own approximately 7.0% of the outstanding shares of MICRO's common stock, and the New Stockholders will own approximately 39.0% of the issued and outstanding shares of the MICRO's common stock.

         LANBO FINANCIAL INVESTMENT COMPANY GROUP, LTD AND SUBSIDIARY

                           CONSOLIDATED BALANCE SHEETS
                          AS OF JUNE 30, 2004 AND 2003

                                   A S S E T S

                                                                                  2004            2003
                                                                              -------------   ------------
                                                                                Unaudited        Unaudited
                                                                              ------------    ------------
CURRENT ASSETS:
    Cash                                                                      $  2,190,464    $    652,913
    Cash - restricted                                                            1,293,803         444,634
    Accounts receivable, trade, net of allowance for doubtful
      accounts of $314,768 and $348,012 as of June 30, 2004 and 2003,
      respectively                                                               5,440,070       1,159,996
    Other receivables, net of allowance for doubtful accounts
      of $1,090,852 and $798,178 as of June 30, 2004 and 2003, respectively      1,440,306       3,585,895
    Employee advances                                                              152,738          77,853
    Prepaid expense                                                              1,550,288       2,952,699
                                                                              ------------    ------------
      Total current assets                                                      12,067,669       8,873,990
                                                                              ------------    ------------

REAL ESTATE HELD FOR DEVELOPMENT OR SALE                                        25,626,933      32,194,121

PLANT AND EQUIPMENT, net                                                         2,610,248       1,436,083

LONG-TERM INVESTMENT                                                             2,695,847              --

OTHER ASSETS:
    Deferred charges - net                                                           3,555           4,228
                                                                              ------------    ------------
      Total other assets                                                             3,555           4,228
                                                                              ------------    ------------

        Total assets                                                          $ 43,004,252    $ 42,508,422
                                                                              ============    ============

                      LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
    Accounts payable, trade                                                   $  5,265,307    $  7,887,068
    Advances from customers                                                      4,419,481      15,706,088
    Wages and benefits payable                                                     145,722         164,949
    Income and other taxes payable                                               5,468,857        (212,140)
    Other payables                                                               4,191,162       3,032,029
    Other payables - related party                                               6,840,000              --
    Short term loans payable - bank                                              6,655,000       5,445,000
                                                                              ------------    ------------
      Total current liabilities                                                 32,985,529      32,022,994
                                                                              ------------    ------------

    Long term loans payable - bank                                               5,687,000       6,050,000
                                                                              ------------    ------------

        Total liabilities                                                       38,672,529      38,072,994

COMMITMENTS AND CONTIGENCIES                                                            --              --

SHAREHOLDERS' EQUITY:
    Common stock, $1.00 par value, authorized 10,800,000 shares,
      6,840,000 shares issued and outstanding                                    6,840,000       6,840,000
    Paid-in-capital                                                               (735,073)       (738,826)
    Statutory reserve                                                              686,579         150,199
    Retained earnings                                                            3,300,217      (1,815,945)
    Owner contribution receivable                                               (5,760,000)
    Accumulated other comprehensive income                                              --              --
                                                                              ------------    ------------
      Total shareholders' equity                                                 4,331,723       4,435,428
                                                                              ------------    ------------
        Total liabilities and shareholders' equity                            $ 43,004,252    $ 42,508,422
                                                                              ============    ============

The accompanying notes are an integral part of this statement.

          LANBO FINANCIAL INVESTMENT COMPANY GROUP, LTD AND SUBSIDIARY

     CONSOLIDATED STATEMENTS OF INCOME AND OTHER COMPREHENSIVE INCOME (LOSS)
                 FOR THE SIX MONTHS ENDED JUNE 30, 2004 AND 2003

                                                   2004              2003
                                                ------------    ------------
                                                  Unaudited        Unaudited
                                                ------------    ------------
GROSS REVENUES                                  $ 22,588,025    $     71,568

COST OF SALES                                     14,952,279          96,616
                                                ------------    ------------

GROSS PROFIT                                       7,635,746         (25,048)

OTHER OPERATING INCOME                                    --              --
SELLING, GENERAL AND  ADMINISTRATIVE EXPENSES        831,184         782,481
                                                ------------    ------------

INCOME (LOSS) FROM OPERATIONS                      6,804,562        (807,529)

OTHER EXPENSE, net of other income                  (391,539)       (197,708)
                                                ------------    ------------

INCOME (LOSS) BEFORE INCOME TAX                    6,413,023      (1,005,237)

PROVISION FOR INCOME TAXES                         2,137,032              --
                                                ------------    ------------

NET INCOME (LOSS)                                  4,275,991      (1,005,237)

OTHER COMPREHENSIVE INCOME (LOSS):
    Foreign currency translation adjustment               --              --
                                                ------------    ------------
COMPREHENSIVE INCOME (LOSS)                     $  4,275,991    $ (1,005,237)
                                                ============    ============

BASIC AND DILUTED INCOME (LOSS)
  PER COMMON SHARE                              $       0.63    $      (0.15)
                                                ============    ============

BASIC AND DILUTED WEIGHTED AVERAGE
  COMMON SHARES OUTSTANDING                        6,840,000       6,840,000
                                                ============    ============

The accompanying notes are an integral part of this statement.

                                                   Number        Common       Paid in        Statutory    Retained
                                                 of shares      stock         capital         reserves    earnings
                                                -----------   -----------   -----------    -----------   -----------
BALANCE, January 1, 2004                          6,840,000   $ 6,840,000   $  (735,073)   $   686,579   $ 2,228,775
     Net income                                                                                            4,275,991
     Dividend distributions                                                                               (3,204,549)
     Owner's contribution receivable
     Foreign currency translation adjustments
                                                -----------   -----------   -----------    -----------   -----------
BALANCE, June 30, 2004, unaudited                 6,840,000   $ 6,840,000   $  (735,073)   $   686,579   $ 3,300,217
                                                ===========   ===========   ===========    ===========   ===========


                                                                  Accumulated
                                                                    other
                                               Owner contribution comprehensive
                                                   receivable      income (loss)  Totals
                                                  -----------    -----------   -----------
BALANCE, January 1, 2004                          $(5,760,000)   $        --   $ 3,260,281
     Net income                                                                  4,275,991
     Dividend distributions                                                     (3,204,549)
     Owner's contribution receivable                                                    --
     Foreign currency translation adjustments                             --            --
                                                  -----------    -----------   -----------
BALANCE, June 30, 2004, unaudited                 $(5,760,000)   $        --   $ 4,331,723
                                                  ===========    ===========   ===========

The accompanying notes are an integral part of this statement.

          LANBO FINANCIAL INVESTMENT COMPANY GROUP, LTD AND SUBSIDIARY

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                 FOR THE SIX MONTHS ENDED JUNE 30, 2004 AND 2003

                                                                     2004           2003
                                                                ------------    ------------
                                                                  Unaudited      Unaudited
                                                                ------------    ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
    Net income (loss)                                           $  4,275,991    $ (1,005,237)
    Adjustments to reconcile net income to cash
      provided by (used in) operating activities:
        Depreciation                                                  83,011          40,417
        Loss (gain) on disposal of fixed assets                           --          23,681
      (Increase) decrease in assets:
        Change in restricted cash                                   (439,267)       (282,310)
        Accounts receivable - trade                               (4,671,453)        236,473
        Other receivables                                          1,991,117         463,020
        Other receivables - related party                            466,247              --
        Inventories                                                7,333,310     (15,628,243)
        Employee advances                                             (5,826)        (27,769)
        Prepaid expenses                                             535,657      (1,648,945)
        Deferred charges                                              (2,489)           (930)
      Increase (decrease) in liabilities:
        Accounts payable                                          (4,331,284)      5,444,257
        Advances from customers                                   (1,090,982)     11,238,664
        Wages and benefits payable                                   (97,592)        (48,675)
        Other taxes payable                                        2,879,980        (238,597)
        Other payables                                             2,119,673      (1,038,001)
        Other payables - related party                            (1,201,000)             --
                                                                ------------    ------------
          Net cash provided by (used in) operating activities      7,845,093      (2,472,195)
                                                                ------------    ------------

CASH FLOWS FROM INVESTING ACTIVITIES:
    Purchase of equipment and automobiles                         (1,344,432)        (27,979)
                                                                ------------    ------------
          Net cash used in investing activities                   (1,344,432)        (27,979)
                                                                ------------    ------------

CASH FLOWS FROM FINANCING ACTIVITIES:
    Dividend distributions                                        (3,204,549)             --
    Proceeds from owners contribution receivable                   1,080,000              --
    Borrowings net of payments on short term notes payable        (2,662,000)      2,420,000
                                                                ------------    ------------
          Net cash provided by (used in) financing activities     (4,786,549)      2,420,000
                                                                ------------    ------------

INCREASE (DECREASE) IN CASH                                        1,714,112         (80,174)

CASH, beginning of year                                              476,352         733,087
                                                                ------------    ------------

CASH, end of period                                             $  2,190,464    $    652,913
                                                                ============    ============

The accompany notes are an integral part of this statement.

          LANBO FINANCIAL INVESTMENT COMPANY GROUP, LTD AND SUBSIDIARY

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Note 1 - Summary of significant accounting policies

Background

Lanbo Financial Investment Company Group Limited (referred to as the Company or Lanbo) was incorporated on September 24, 2003 in the territory of the British Virgin Islands. The authorized capital of the Company is $10,800,000 divided into 10,800,000 registered shares with a par value of $1.00 per share. The Company is an investment holding company and does not have any activities other than some general administrative expenses. As of December 31, 2003, the Company through its wholly owned subsidiary, Xian New Star Real Estate Development Co., Ltd (referred to as NEWSTAR), principally engaged in the construction, development, and sale of residential units in the People's Republic of China (referred to as PRC).

NEWSTAR was established during May 1992 as a state-owned enterprise, whose former name is Xian New Star Group Real Estate Development Co. Ltd, and was formerly subjected to logistics department of LAN Zhou Military area of the People's Liberation Army of China. NEWSTAR was reorganized as a limited company with equity capital invested by management personnel in September 1999. NEWSTAR is a Chinese registered limited liability company with a legal structure similar to a regular corporation and a limited liability company organized under laws in the United States of America. The Articles of association provides for a 54 year term beginning September 7, 1999 with registered capital of approximately US$3,140,000 (RMB26,000,000). On March 28, 2002, the registered capital of NEWSTAR was increased to approximately US$6,050,000 (RMB50,000,000).

On September 16, 2003, Lanbo, a non-operating investment holding company, acquired 100% interest in Xian New Star Real Estate Development Co., Ltd, an operating Chinese registered limited liability company, for US$6,840,000 (RMB 56,505,430). In accordance with laws governing foreign acquisitions of a Chinese registered limited liability company, there were two payment terms for this purchase. The first payment equal to at least 15% of the total purchase price of NEWSTAR was payable on December 31, 2003 and the second payment of the remaining balance payable on December 31, 2004. The Company obtained the approval of the Foreign Trade and Economic Cooperation Commission of Xi'an City on December 22, 2003. The business term is 50 years starting on the date a new business certificate was issued on December 24, 2003. NEWSTAR's registered capital is $6,050,000 (RMB 50,000,000) and total investment is approximately $6,840,000 (RMB 56,505,430). The first payment of $1,080,000 was made on December 30, 2003 from Lanbo to NEWSTAR. This payment was in accordance with the requirement of the acquisition, however the funds have not been disbursed to the previous stockholders of NEWSTAR.

During November 2003, Lanbo issued 6,840,000 shares of common stock to the identical owners of NEWSTAR in consideration of a promissory note payable from the stockholders totaling $6,840,000 with a first payment equal to at least 15% of the total promissory note payable on December 31, 2003 and the second payment of the remaining balance payable on December 31, 2004. As a result of this transaction, the former owners of NEWSTAR exercised control over Lanbo. The initial payment under the notes for $1,080,000 was made during November 2003. The remaining balance of $5,760,000 is due on December 31, 2004 and is secured by a pledge of the Lanbo shares issued to the Lanbo stockholders.

The purchase of NEWSTAR and the issuance of Lanbo common stock has been accounted for as a reverse acquisition presented as a recapitalization, except no goodwill or other intangible assets are recorded. Accordingly, these financial statements are the historical financial statements of NEWSTAR.

          LANBO FINANCIAL INVESTMENT COMPANY GROUP, LTD AND SUBSIDIARY

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

The reporting entity

The consolidated financial statements of Lanbo Financial Investment Company Group Limited (referred to as the Company) reflect the activities of its 100% owned subsidiary, Xian New Star Real Estate Development Co., Ltd (referred to as NEWSTAR). The consolidated financial statements have been presented as if the acquisition of the subsidiary occurred during 1999 due to common management and ownership. The consolidated financial statements generally reflect only the activities of Xian New Star Real Estate Development Co., Ltd. at its historical cost since the parent company, Lanbo Financial Investment Company Group Limited had no activities for the years ended December 31, 2002 and 2001. The Company's financial statements are prepared in conformity with accounting principles generally accepted in the United States of America.

Real estate held for development and sale

Real estate consists of finished residential unit sites and residential unit sites under development, completed residential units and residential units under construction. The Company leases the land for the residential unit sites under land right leases with various terms from the PRC. Real estate held for development and sale is stated at the lower of cost or net realizable value. Expenditures for land development are capitalized and allocated to development projects by the specific identification method. Costs are allocated to specific units based on the ratio of the unit sales price to the estimated total project sales price times the total project costs.

The following summarizes the components of real estate inventory at June 30:

          LANBO FINANCIAL INVESTMENT COMPANY GROUP, LTD AND SUBSIDIARY

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

                                                         2004            2003
                                                     ----------       ----------
XingXing Mansion                                             --        1,964,350
XingXing Litu Ming Yuan                                      --          100,881
Zhang An district project                                    --        1,043,044
XingXing Ming Yuan                                      377,291          894,298
XingXing Han Yuan                                       673,209               --
XingXing Home In                                      2,344,991               --
XingXing Gang Wen                                     3,642,056               --
                                                     ----------       ----------

Real estate held for sale and rent                    7,037,547        4,014,317
                                                     ----------       ----------

XingXing Home in                                             --        7,605,875
XingXing Han Yuan                                            --        8,333,008
XingXing Hotel                                               --          941,670
XingXing Gang Wen                                            --        1,731,461
XingXing JunJin Yuan                                 15,220,732        7,873,760
TownDu Machine Manufacture                            3,368,605        1,694,000
                                                                      ----------

Real estate under construction                       18,589,387       28,179,804
                                                     ----------       ----------

Total                                                25,626,934       32,194,121
                                                     ==========       ==========

The Company capitalizes interest which is expensed as residential units are sold. For the six months ended June 30, 2004 and 2003, interest incurred and capitalized by the Company was $437,248 and $311,943, respectively. Capitalized interest expensed for the same periods was $317,520 and $150,372, respectively.

Management evaluates the recoverability of its real estate inventories using several factors including, but not limited to, management's plans for future operations, recent operating results and projected cash flows. The Company has not recognized any impairment loss of real estate inventories for the six months ended June 30, 2004 and 2003.

Foreign currency translation

The reporting currency of the Company is US dollar. The Company uses their local currency, Renminbi, as their functional currency. Results of operations and cash flow are translated at average exchange rates during the period, and assets and liabilities are translated at the end of period exchange rates. Translation adjustments resulting from this process are included in accumulated other comprehensive income in the statement of shareholders' equity. Transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the results of operations as incurred. These amounts are not material to the financial statements.

Revenue recognition

Real estate sales are reported in accordance with the provisions of Statement of Financial Accounting Standard No. 66(Accounting for Sales of Real Estate). Profit from the sales of development properties, less 5% business tax, is recognized by the full accrual method when the sale is consummated. A sale is

          LANBO FINANCIAL INVESTMENT COMPANY GROUP, LTD AND SUBSIDIARY

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

not considered consummated until (a) the parties are bound by the terms of a contract, (b) all consideration has been exchanged, (c) any permanent financing of which the seller is responsible has been arranged (d) all conditions precedent to closing have been performed (e) the seller does not have substantial continuing involvement with the property, and (f) the usual risks and rewards of ownership have been transferred to the buyer.

Sales transactions not meeting all the conditions of the full accrual method are accounted for using the deposit method of accounting. Under the deposit method, all costs are capitalized as incurred, and payments received from the buyer are recorded as a deposit liability. Real estate rental income, less 5% business tax, is recognized on the straight-line basis over the terms of the tenancy agreements.

Plant and equipment, net

Plant and equipment are recorded at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. Depreciation expense for the six months ended June 30, 2004 and 2003 amounted to $83,011 and $40,416, respectively. Estimated useful lives of the assets are as follows:

                                                           Estimated Useful Life
                                                           ---------------------
Buildings                                                        20 years
Machinery and equipment                                          1-3 years
Vehicles                                                          5-6 years
Electronic equipment                                             2-5 years
Office furniture                                                 4-5 years

Construction in progress includes engineering costs, insurance costs, wages, interest and other costs relating to construction in progress. Construction in progress balances are transferred to equipment when the related assets are ready for their intended use. No depreciation is provided for on construction in progress.

Maintenance, repairs and minor renewals are charged directly to expenses as incurred. Major additions and betterment to property and equipment are capitalized.

Long-term assets of the Company are reviewed annually as to whether their carrying value has become impaired. The Company considers assets to be impaired if the carrying value exceeds projected future cash flows from related operations. The Company also re-evaluates the periods of amortization to determine whether subsequent events and circumstances warrant revised estimates of useful lives. During 2001, the Company recognized an impairment loss reserve of approximately $303,963.

Plant and equipment, net (continued)

Plant and equipment consist of the following at June 30:

          LANBO FINANCIAL INVESTMENT COMPANY GROUP, LTD AND SUBSIDIARY

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

                                          2004                2003
                                       -----------        -----------
Buildings ans improvements             $ 3,253,916        $ 1,971,939
Transportation and equipment               146,546            303,937
Furniture and fixture                      137,398             95,917
                                       -----------        -----------
     Totals                              3,537,860          2,371,793
Accumulated depreciation                  (623,649)          (631,747)
Reserve for impaired assets               (303,963)          (303,963)
                                       -----------        -----------
     Property and equipment, net       $ 2,610,248        $ 1,436,083
                                       ===========        ===========

Accounts receivable, trade

Accounts receivable, trade consists of balances due from customers for the sale of residential units in the PRC. In cases where the customers deposit more than 50% of the total purchase price, the Company may defer the remaining purchase price. These deferred balances are unsecured, bear no interest and are due within one year from the date of the sale.

Accounts receivable of the Company are reviewed annually as to whether their carrying value has become impaired. The Company considers the assets to be impaired if the balances are greater than one year old. As of June 30, 2004 and 2003, the Company has established an allowance for doubtful accounts of $314,768 and $348,012, respectively.

Other receivables

Other receivables consist of various cash advances to unrelated companies and individuals which management of the Company have business relationships. These amounts are not related to operations of the Company, are unsecured, non-interest bearing and generally are short term in nature.

Other receivables are reviewed annually as to whether their carrying value has become impaired. The Company considers the assets to be impaired if the balances are greater than one year old. As of June 30, 2004 and 2003, the Company has established an allowance for doubtful accounts of $1,090,852 and $798,178, respectively.

Prepaid expenses

Prepaid expenses consist of balances paid to contractors and vendors for services and materials that have not been performed or received and generally relate to the development and construction of residential units in the PRC.

Long term Investment

During 2003, NEWSTAR made the investments noted below. On May 10, 2004, the board of directors made a resolution to transfer these investments in the near future. The management of NEWSTAR does not intend to take control of the management of these companies. These two investments are accounted for based on equity method as follows:

          LANBO FINANCIAL INVESTMENT COMPANY GROUP, LTD AND SUBSIDIARY

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

         Investee           Initial Cost        Ownership        Income (loss)      June 30, 2004
--------------------------------------------------------------------------------------------------
Xian Xin Da Di Science
   Development Ltd           $ 2,299,000                95%        $   (71,724)       $ 2,227,276

Xian Xin Li Moca
   Material Ltd                  484,000                80%            (15,428)           468,572
-------------------------------------------------------------------------------------------------
Total                        $ 2,783,000                           $   (87,153)        $ 2,695,847
=================================================================================================

During September 2003, NEWSTAR invested $2,299,000 in Xian Xin Da Di Science Development, Ltd. The operations of Xian Xin Da Di Science Development, Ltd. are primarily related to project investment.

During July 2003, NEWSTAR invested $484,000 in Xian Xin Li Moca Material, Ltd. The operation of Xian Xin Li Moca Material, Ltd. is related to producing equipment.

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles of the United States of America requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Management believes that the estimates utilized in preparing its financial statements are reasonable and prudent. Actual results could differ from these estimates.

Recently issued accounting pronouncements

In January 2003, the FASB issued Interpretation No. 46, Consolidation of Variable Interest Entities, an Interpretation of ARB No. 51 (FIN No. 46), which requires the consolidation of certain variable interest entities, as defined.

FIN No. 46 is effective immediately for variable interest entities created after January 31, 2003, and on July 1, 2003 for investments in variable interest entities acquired before February 1, 2003; however, disclosures are required currently if a company expects to consolidate any variable interest entities. As the Company has no such variable interest entities, the adoption of FIN No. 46 did not have an impact on the Company's results of operations, financial position or cash flows.

In April 2003, the FASB issued SFAS No. 149, "Amendment of Statement 133 on Derivative instruments and Hedging Activities" ("SFAS No. 149"). SFAS No. 149 amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts and for hedging activities under SFAS No. 133 "Accounting for Derivative Instruments and Hedging Activities." SFAS No. 149 is effective for contracts entered into or modified after June 30, 2003 and for hedging relationships designated after June 30, 2003. The adoption of this statement did not have a significant impact on the financial condition or results of operations of the Company.

In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity." SFAS No. 150 changes the accounting for certain financial instruments that, under previous guidance, issuers could account for as equity. FASB No. 150 requires that those instruments entered into or modified after May 31, 2002, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. The adoption of this statement has not had a material impact on the financial condition or results of operations of the Company.

          LANBO FINANCIAL INVESTMENT COMPANY GROUP, LTD AND SUBSIDIARY

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

In December 2003, the FASB issued revised Interpretation 46 ("FIN 46R"), "Consolidation of Variable Interest Entities" ("VIEs"), an Interpretation of Accounting Research Bulletin 51, "Consolidated Financial Statements," and replaces the previous version of FASB Interpretation 46 issued in January 2003 ("FIN 46"). This interpretation applied immediately to variable interest entities created after January 31, 2003. A company that holds a variable interest in a VIE it acquired before February 1, 2003 shall apply the provision of this interpretation no later than the first fiscal year or interim period ending after March 15, 2004 unless those entities are considered to be special purpose entities in which the application is to be no later than the end of the first reporting period that ends after December 15, 2003. This interpretation may be applied prospectively with a cumulative-effect adjustment as of the date on which it is first applied or by restating previously issued financial statements for one or more years with a cumulative-effect adjustment as of the beginning of the first year restated. As the Company has no such variable interest entities, the adoption of FIN No. 46 did not have an impact on the Company's results of operations, financial position or cash flows.

Cash and concentration of risk

Cash includes cash on hand and demand deposits in accounts maintained with state-owned banks within the PRC. Total cash in state-owned banks at June 30, 2004 and 2003 amounted to $2,190,464 and $652,913, respectively, of which no deposits are covered by insurance. The Company has not experienced any losses in such accounts and believes it is not exposed to any risks on its cash in bank accounts.

Cash-restricted

The Company, through its bank agreements, is required to maintain certain amounts which buyers have deposited with the Company which allows the buyers to obtain mortgage loans from the bank. These balances are subject to withdrawal restrictions totaling $1,293,803 and $444,634 as of June 30, 2004 and 2003, respectively.

Advertising cost

The Company expenses advertising costs as incurred. For the six months ended June 30, 2004 and 2003, the Company incurred advertising costs of $336,510 and $218,859, respectively.

Financial instruments

Statement of Financial Accounting Standards No. 107 (SFAS 107), "Disclosures About Fair Value of Financial Instruments" requires disclosure of the fair value of financial instruments held by the Company. SFAS 107 defines the fair value of financial instruments as the amount at which the instrument could be exchanged in a current transaction between willing parties. The Company considers the carrying amount of cash, accounts receivable, other receivables, accounts payable, accrued liabilities and other payables to approximate their fair values because of the short period of time between the origination of such instruments and their expected realization and their current market rate of interest.

Income taxes

          LANBO FINANCIAL INVESTMENT COMPANY GROUP, LTD AND SUBSIDIARY

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

The Company has adopted Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" (SFAS 109). SFAS 109 requires the recognition of deferred income tax liabilities and assets for the expected future tax consequences of temporary differences between income tax basis and financial reporting basis of assets and liabilities. Provision for income taxes consist of taxes currently due plus deferred taxes. There are no deferred tax amounts at June 30, 2004 and 2003.

The charge for taxation is based on the results for the year as adjusted for items, which are non-assessable or disallowed. It is calculated using tax rates that have been enacted or substantively enacted by the balance sheet date.

Deferred tax is accounted for using the balance sheet liability method in respect of temporary differences arising from differences between the carrying amount of assets and liabilities in the financial statements and the corresponding tax basis used in the computation of assessable tax profit.

In principle, deferred tax liabilities are recognized for all taxable temporary differences, and deferred tax assets are recognized to the extent that it is probably that taxable profit will be available against which deductible temporary differences can be utilized.

Deferred tax is calculated at the tax rates that are expected to apply to the period when the asset is realized or the liability is settled. Deferred tax is charged or credited in the income statement, except when it related to items credited or charged directly to equity, in which case the deferred tax is also dealt with in equity. Deferred tax assets and liabilities are offset when they relate to income taxes levied by the same taxation authority and the Company intends to settle its current tax assets and liabilities on a net basis.

The Company through its subsidiary, NEWSTAR, is governed by the Income Tax Law of the PRC concerning Chinese registered limited liability company prior to December 24, 2003. Under the Income Tax Laws of the PRC, Chinese enterprises are generally subject to an income tax at an effective rate of 33% (30% state income taxes plus 3% local income taxes) on incomes reported in the statutory financial statements after appropriate tax adjustments, unless the enterprise is located in a specially designated region for which more favorable effective tax rates are applicable.

The provision for income taxes at June 30 consisted of the following:


                                                     2004                2003
                                              --------------       --------------
Provision for China income and local tax      $    2,137,032       $            --
Deferred taxes                                            --                   --
                                              --------------       --------------
     Total provision for income taxes         $    2,137,032       $           --
                                              ==============       ==============


The provision for income taxes at June 30 consisted of the following:

Foreign income not recognized in USA                    (34.0)                 (34.0)               (34.0)
China income taxes                                       33.0                     --                 33.0
                                               --------------         --------------       --------------
     Totals                                              33.0%                    -%                 33.0%
                                               ==============         ==============       ==============

          LANBO FINANCIAL INVESTMENT COMPANY GROUP, LTD AND SUBSIDIARY

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Advances from customers

Advances from customers consist of amounts paid to the Company for the sale of residential units in the PRC. In the PRC, the customer will generally obtain permanent financing for the purchase of their home prior to the completion of the project. The lending institution will provide the funding to the Company upon the completion of the financing rather than the completion of the project. The Company receives these funds and recognizes them as a current liability until the revenue can be recognized in accordance with Statement of Financial Accounting Standard No. 66 (Accounting for Sales of Real Estate).

Other payables

Other payables consist of various cash advances from unrelated companies and individuals which management of the Company have business relationships. These amounts are not related to operations of the Company, are unsecured, non-interest bearing and generally are short term in nature.

Note 2 - Supplemental disclosure of cash flow information

Income taxes paid amounted to $81,070 and $130,712 for the six months ended June 30, 2004 and 2003, respectively. Interest paid for the six months ended June 30, 2004 and 2003 amounted to $437,248 and $311,943, respectively.

Note 3 - Employee advances

Employee advances represent cash advances to officers and employees for cash based business transactions incurred for the payment of operating expenses and purchases from various vendors.

Note 4 - Short-term loans payable - bank

Short term notes payable represent amounts due to various banks and are due on demand or normally within one year. These loans generally can be renewed with the banks. Short term notes payable at June 30, consisted of the following:

          LANBO FINANCIAL INVESTMENT COMPANY GROUP, LTD AND SUBSIDIARY

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS


                                                          2004            2003
                                                      ----------       ----------
Commercial Bank Zhuque Road Branch
     Due July 29, 2002 monthly interest
     At 0.63375%, renewed to July 28, 2003
     Monthly interest at 0.59475, guaranteed by
     Xing Xing Mansion Project                        $       --       $5,445,000

Commercial Bank Weilai Branch
     Due July 28, 2004 monthly interest
     At 0.57525%, guaranteed by the Company's
     Xing Xing Ming Yuan Project                       5,445,000               --

Commercial Bank Weilai Branch
     Due July 30, 2004 monthly interest
     At 0.57525%, guaranteed by the Company's
     Xing Xing Home in Project                         1,210,000               --
                                                      ----------       ----------
       Total                                          $6,655,000       $5,445,000
                                                      ==========       ==========

Note 5 - Long-term debt

Long term debt at June 30, consisted of the following:

                                                      2004            2003
                                                  ----------       ----------
Construction Bank Zhuque Road Branch
     Due October 16, 2004, monthly interest
     At 0.460%, guaranteed by the Company's
     Xing Xing Han Yuan Project                   $       --       $1,815,000

Construction Bank Zhuque Road Branch
     Due November 26, 2004 monthly interest
     At 0.460%, guaranteed by the Company's
     Xing Xing Han Yuan Project                           --        1,815,000

Construction Bank Zhuque Road Branch
     Due March 21, 2006 monthly interest
     At 0.4575%, guaranteed by the Company
     Xing Xing Gang Wen Project                    3,509,000               --

Commercial Bank South Two Ring Road Branch
     Due January 16, 2005, monthly interest
     At 0.59474%, guaranteed by the Company
     Xing Xing Home in Project                     2,178,000        2,420,000
                                                  ----------       ----------
       Total                                      $5,687,000       $6,050,000
                                                  ==========       ==========

As of June 30, 2004, principal payments on long term debt are as follows:

   July 1, 2004 through December 31, 2004        $             --
   2005                                          $      2,178,000
   2006                                                 3,509,000
                                                 ----------------
                                                 $      5,687,000
                                                 ================

As of June 30, 2004, principal payments on long term debt are as follows:

          LANBO FINANCIAL INVESTMENT COMPANY GROUP, LTD AND SUBSIDIARY

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS


Total interest expense on all bank debt for the six months ended June 30, 2004 and 2003 amounted to $437,248 and $311,943, respectively.

Note 6 - Reserves and dividends

In accordance with the laws and regulations of the PRC, a wholly-owned Foreign Invested Enterprises' income, after the payment of the PRC income taxes, shall be allocated to the statutory surplus reserves and statutory public welfare fund for staff and workers. The proportion of allocation for reserve funds is no less than 10 percent of the profit after tax until the accumulated amount of allocation for statutory surplus reserve funds reaches 50 percent of the registered capital.

The proportion of allocation for statutory public welfare fund and enterprise expansion fund is decided by the enterprise itself. A wholly-owned Foreign Invested Enterprise does not have to establish or contribute to an enterprise expansion fund.

Statutory surplus reserves are to be utilized to offset prior years' losses, or to increase its share capital. When the statutory surplus reserve fund of a limited liability company converts its surplus reserves to capital in accordance with a shareholders' resolution, the company will either distribute new shares in proportion to the number of shares held by the each shareholder, or increase the par value of each share. Except for the reduction of losses incurred, any other usage should not result in this reserve balance falling below 25% of the registered capital.

For the six months ended June 30, 2004 and 2003, the Company transferred $0 and $0, respectively which represents 10% of the years' net income determined in accordance with PRC accounting rules and regulations to this surplus reserve.

Pursuant to the board of directors' resolution, dividends totaling $3,204,549 was paid during the six months ended June 30, 2004.


Note 7 - Retirement benefit plans

Regulations in the PRC require the Company to contribute to a defined contribution retirement plan for all permanent employees. During 2002, the Company established a retirement pension insurance, unemployment insurance, health insurance and house accumulation fund for the employees during the term they are employed. The amount of those benefits is made at 34% of monthly basic salaries of the current employees. For the six months ended June 30, 2004 and 2003, the Company made contributions in the amount of $1,387 and $5,962, respectively.

Note 8 - Related party transactions and contingencies

During November 2003, Lanbo issued 6,840,000 shares of common stock to the identical owners of NEWSTAR in consideration of a promissory note payable from the stockholders totaling $6,840,000 with a first payment equal to at least 15% of the total promissory note payable on December 31, 2003 and the second payment of the remaining balance payable on December 31, 2004. As a result of this transaction, the former owners of NEWSTAR exercised control over Lanbo. The initial payment under the notes for $1,080,000 was made during November 2003. The remaining balance of $5,760,000 is due on December 31, 2004 and is secured by a pledge of the Lanbo shares issued to the Lanbo stockholders.

          LANBO FINANCIAL INVESTMENT COMPANY GROUP, LTD AND SUBSIDIARY

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

During December 2003, NEWSTAR received $1,080,000 for the purchase of NEWSTAR from Lanbo. As of June 30, 2004, NEWSTAR has not paid this balance to the former owners of NEWSTAR. The balance is non-interest bearing, unsecured and due on demand.

Note 9- Shareholders' equity

On September 16, 2003, Lanbo, a non-operating investment holding company, acquired 100% interest in Xian New Star Real Estate Development Co., Ltd, an operating Chinese registered limited liability company, for US$6,840,000 (RMB 56,505,430). In accordance with laws governing foreign acquisitions of a Chinese registered limited liability company, there were two payment terms for this purchase. The first payment equal to at least 15% of the total purchase price of NEWSTAR was payable on December 31, 2003 and the second payment of the remaining balance payable on December 31, 2004. The Company obtained the approval of the Foreign Trade and Economic Cooperation Commission of Xi'an City on December 22, 2003. The business term is 50 years starting on the date a new business certificate was issued on December 24, 2003. The registered capital is $6,050,000 (RMB 50,000,000) and total investment is approximately $6,840,000 (RMB 56,505,430). The first payment of $1,080,000 was made on December 30, 2003 from Lanbo to NEWSTAR. This payment was in accordance with the requirement of the acquisition, however the funds have not been disbursed to the previous stockholders of NEWSTAR.

During November 2003, Lanbo issued 6,840,000 shares of common stock to the identical owners of NEWSTAR in consideration of a promissory note payable from the stockholders totaling $6,840,000 with a first payment equal to at least 15% of the total promissory note payable on December 31, 2003 and the second payment of the remaining balance payable on December 31, 2004. As a result of this transaction, the former owners of NEWSTAR exercised control over Lanbo. The initial payment under the notes for $1,080,000 was made during November 2003. The remaining balance of $5,760,000 is due on December 31, 2004 and is secured by a pledge of the Lanbo shares issued to the Lanbo stockholders.

The purchase of NEWSTAR and the issuance of Lanbo common stock has been accounted for as a reverse acquisition presented, except no goodwill or other intangible assets are recorded. Accordingly, these financial statements are the historical financial statements of NEWSTAR.

The Company has not granted warrants or options for the six months ended June 30, 2004 and 2003. The Company has no warrants or options outstanding as of June 30, 2004 and 2003.

Note 10- Purchase of 100% interest

On September 16, 2003, the Company acquired 100% interest in Xian New Star Real Estate Development Co., Ltd for US$6,840,000 (RMB 56,505,430). There were two payment terms for this purchase. The Company obtained the approval of the Foreign Trade and Economic Cooperation Commission of Xi'an City on December 22, 2003. The business term is 50 years starting on the date a new business certificate issued on December 24, 2003. NEWSTAR's registered capital is $6,050,000 (RMB 50,000,000) and total investment is approximately $6,840,000 (RMB 56,505,430). The initial payment under the notes for $1,080,000 was made during November 2003. The remaining balance of $5,760,000 is due on December 31, 2004 and is secured by a pledge of the Lanbo shares issued to the Lanbo stockholders.

          LANBO FINANCIAL INVESTMENT COMPANY GROUP, LTD AND SUBSIDIARY

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Note 11 - Commitments and contingencies

During 2003, the Company entered into agreements to render services in connection with a reverse merger transaction and obtaining a public company listing in the United States. On September 27, 2004, these agreements were terminated and replaced by a single agreement to render services in connection with a reverse merger transaction, obtaining a public company listing in the United States, assistance with obtaining capital, and assistance with potential future acquisition targets. Pursuant to the agreement, Lanbo agreed to pay a consultant fee totaling US$193,600, a commission fee of 2% of total funds raised by Lanbo and 39% equity interest in the United States public company.

Note 12 - Subsequent event - capital stock exchange agreement

On September 29, 2004, Micro Interconnect Technology, Inc., a Nevada corporation ("MICRO"), entered into a Share Exchange Agreement ("Exchange Agreement") with Lanbo Financial Investment Company Group Limited ("Lanbo"), all of the stockholders of Lanbo ("Lanbo Stockholders"), and Keating Reverse Merger Fund, LLC, a Delaware limited liability company ("KRM Fund"). There can be no assurance that the transactions contemplated by the Exchange Agreement will be consummated.

Under the Exchange Agreement, the Company will, at Closing, acquire all of the outstanding capital stock of Lanbo in exchange for the Company's issuance to Lanbo Stockholders of 19,285,714 shares of the Company's common stock.

Currently, MICRO has 2,500,000 shares of its common stock outstanding. Accordingly, immediately following the Closing, Lanbo Stockholders will own approximately 88.5% of the issued and outstanding shares of MICRO's common stock, and the existing stockholders of MICRO will own approximately 11.5% of the issued and outstanding shares of MICRO's common stock.

Immediately following the closing (the "Closing") of the transaction contemplated by the Exchange Agreement (the "Transaction"), the MICRO will issue an additional 13,928,571 shares of the Company's common stock to various individuals and entities (the "New Stockholders") who have provided consulting, legal and advisory services to Lanbo in connection with the Transaction or otherwise (the "Post Transaction Issuance").

Following the Post Transaction Issuance, MICRO will have a total of 35,714,285 shares of its common stock outstanding. Lanbo Stockholders will own approximately 54.0% of the outstanding shares of the MICRO's common stock, the current stockholders of MICRO prior to the Transaction will own approximately 7.0% of the outstanding shares of MICRO's common stock, and the New Stockholders will own approximately 39.0% of the issued and outstanding shares of the MICRO's common stock.

(b) Pro forma financial information.

PRO FORMA COMBINED FINANCIAL STATEMENTS

On September 29, 2004, Micro Interconnect Technology, Inc., a Nevada corporation ("MICRO"), entered into a Share Exchange Agreement ("Exchange Agreement") with Lanbo Financial Investment Company Group Limited ("LANBO"), all of the stockholders of Lanbo ("Lanbo Stockholders"), and Keating Reverse Merger Fund, LLC, a Delaware limited liability company ("KRM Fund"). There can be no assurance that the transactions contemplated by the Exchange Agreement will be consummated.

Under the Exchange Agreement, the Company will, at Closing, acquire all of the outstanding capital stock of LANBO in exchange for the Company's issuance to Lanbo Stockholders of 19,285,714 shares of the Company's common stock. A copy of the Amended Exchange Agreement was filed as Exhibit 2.1 to the Form 8-K with the United States Securities and Exchange Commission on October 20, 2004.

The purchase of the shares of LANBO by MICRO will be treated for accounting and financial reporting purposes as a reverse acquisition of MICRO by LANBO, since the former LANBO stockholders will control MICRO after the transaction. Under this accounting treatment, LANBO is deemed for accounting purposes to be the acquiring entity and MICRO the acquired entity. The financial statements of MICRO after the transaction will reflect LANBO on a historical basis and will include the results of operations of MICRO from the effective date of the transaction. As MICRO has not pursued any revenue generating activity in the last six months, the merger will be treated as a recapitalization of LANBO, with no goodwill recorded.

The following pro forma combined financial information represents MICRO's pro forma combined balance sheet as of December 21, 2003, 2002, 2001, June 30, 2004 and 2003, statements of income for the years ended December 31, 2003, 2002 and 2001 and for the six months ended June 30, 2004 and 2003, after giving effect to the transaction. This pro forma information should be read in conjunction with the consolidated financial statements of LANBO contained elsewhere in the Form 8-K.

The following pro forma combined balance sheets give effect to the transaction as if it occurred on the date of the balance sheet. The accompanying pro forma combined statements of income give effect to the transaction as if it occurred at the beginning of the periods presented. The financial statements include adjustments directly attributable to the transaction and that are expected to have a continuing impact on the combined company.

The pro forma information is based on historical financial statements. The information has been prepared in accordance with the rules and regulations of the SEC and is provided for comparison and analysis purposes only. The pro forma information does not purport to be indicative of the results that actually would have occurred had the combination been effected at the beginning of the periods presented.

                 LANBO FINANCIAL INVESTMENT COMPANY GROUP, LTD.
                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                            AS OF DECEMBER 31, 2003

                              A S S E T S
                                                                                                  Pro forma       Adjusted
                                                                     MICRO          LANBO        Adjustments      Pro forma
                                                                 ------------    ------------    ------------    ------------
CURRENT ASSETS:
     Cash                                                        $     31,930         476,352                   $    508,282
     Cash - restricted                                                                854,536                        854,536
     Accounts receivable, trade, net of allowance for doubtful                        768,617                        768,617
     Other receivables, net of allowance for doubtful accounts                      3,431,423                       3,431,423
     Other receivables - related  parties                                             466,247                         466,247
     Employee advances                                                                146,912                         146,912
     Prepaid expense                                                       --       2,085,945                       2,085,945
                                                                 ------------    ------------    ------------    ------------
        Total current assets                                           31,930       8,230,032              --       8,261,962
                                                                 ------------    ------------    ------------    ------------

REAL ESTATE HELD FOR DEVELOPMENT OR SALE                                           32,960,243                      32,960,243

PLANT AND EQUIPMENT, net                                                2,127       1,348,827                       1,350,954

LONG-TERM INVESTMENT                                                                2,695,847                       2,695,847

OTHER ASSETS
     Deferred charges - net                                                --           1,066                           1,066
                                                                 ------------    ------------    ------------    ------------
        Total other assets                                                 --           1,066              --           1,066
                                                                 ------------    ------------    ------------    ------------

          Total assets                                           $     31,930      45,236,015              --    $ 45,267,945
                                                                 ============    ============    ============    ============

                    LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
     Accounts payable, trade                                     $      1,378       9,596,591                    $  9,597,969
     Advances from customers                                                        5,510,463                       5,510,463
     Wages and benefits payable                                                       243,314                         243,314
     Income and other taxes payable                                                 2,588,877                       2,588,877
     Other payables                                                                 2,071,489                       2,071,489
     Other payables - related party                                                 6,961,000                       6,961,000
     Short term loans payable - bank                                                9,196,000                       9,196,000
                                                                 ------------    ------------    ------------    ------------
        Total current liabilites                                        1,378      36,167,734              --      36,169,112
                                                                 ------------    ------------    ------------    ------------

     Long term loans payable - bank                                        --       5,808,000                       5,808,000
                                                                 ------------    ------------    ------------    ------------

        Total liabilities                                               1,378      41,975,734                      41,977,112

COMMITMENTS AND CONTINGENCIES                                              --              --              --              --

SHAREHOLDERS' EQUITY:
     Common stock                                                       2,500       6,840,000                       6,842,500
     Paid-in-capital                                                  623,875        (735,073)                       (111,198)
     Statutory reserve                                                686,579                                         686,579
     Retained earnings                                               (595,823)      2,228,775                       1,632,952
     Owner contribution receivable                                                 (5,760,000)                     (5,760,000)
     Accumulated other comprehensive income (loss)                         --              --              --              --
                                                                 ------------    ------------    ------------    ------------
        Total shareholders' equity                                     30,552       3,260,281                       3,290,833
                                                                 ------------    ------------    ------------    ------------
          Total liabilities and shareholders' equity             $     31,930      45,236,015                    $ 45,267,945
                                                                 ============    ============    ============    ============

                 LANBO FINANCIAL INVESTMENT COMPANY GROUP, LTD.
              UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 2003

                                                                                 Pro forma       Adjusted
                                                    MICRO          LANBO        Adjustments     Pro forma
                                                ------------    ------------    ------------   ------------
GROSS REVENUES                                  $         --    $ 21,240,129    $              $ 21,240,129

COST OF SALES                                                     13,356,866                     13,356,866
                                                ------------    ------------    ------------   ------------

GROSS PROFIT                                              --       7,883,263              --      7,883,263

OTHER OPERATING INCOME                                               190,148                        190,148
SELLING, GENERAL AND  ADMINISTRATIVE EXPENSES         27,216       2,138,113              --      2,165,329
                                                ------------    ------------    ------------   ------------

INCOME (LOSS) FROM OPERATIONS                        (27,216)      5,935,298              --      5,908,082

OTHER EXPENSE, net of other income                        --        (530,396)                      (530,396)
                                                ------------    ------------    ------------   ------------

INCOME (LOSS) BEFORE INCOME TAX                      (27,216)      5,404,902              --      5,377,686

PROVISION FOR INCOME TAXES                                --       1,829,039              --      1,829,039
                                                ------------    ------------    ------------   ------------

INCOME (LOSS) BEFORE DISCONTINUED OPERATIONS         (27,216)      3,575,863                      3,548,647

DISCONTINUED OPERATIONS (LOSS)                       243,086              --                        243,086
                                                ------------    ------------    ------------   ------------

NET INCOME (LOSS)                                    215,870       3,575,863              --      3,791,733

OTHER COMPREHENSIVE INCOME (LOSS):
    Foreign currency translation adjustment               --              --                             --
                                                ------------    ------------    ------------   ------------
COMPREHENSIVE INCOME (LOSS)                     $    215,870    $  3,575,863    $         --   $  3,791,733
                                                ============    ============    ============   ============

BASIC AND DILUTED INCOME (LOSS)
      PER COMMON SHARE                          $       0.15    $       0.52    $              $       0.46
                                                ============    ============    ============   ============

                  LANBO FINANCIAL INVESTMENT COMPANY GROUP, LTD
                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                             AS OF DECEMBER 31, 2002

                             A S S E T S

                                                                                                  Pro forma       Adjusted
                                                                    MICRO          LANBO         Adjustments      Pro forma
                                                                 ------------    ------------    ------------    ------------
CURRENT ASSETS:
     Cash                                                        $      1,250         733,087                   $    734,337
     Cash - restricted                                                                162,324                        162,324
     Accounts receivable, trade, net of allowance for doubtful             10       1,396,469                      1,396,479
     Other receivables, net of allowance for doubtful accounts                      4,048,915                      4,048,915
     Employee advances                                                                 50,084                         50,084
     Prepaid expense                                                       --       1,303,754                      1,303,754
                                                                 ------------    ------------    ------------    ------------
       Total current assets                                             1,260       7,694,633              --       7,695,893
                                                                 ------------    ------------    ------------    ------------

REAL ESTATE HELD FOR DEVELOPMENT OR SALE                                           16,565,878                      16,565,878

PLANT AND EQUIPMENT, net                                                2,127       1,472,202                       1,474,329

LONG-TERM INVESTMENT

OTHER ASSETS
     Deferred charges - net                                                             3,298                           3,298
     Refundable deposits                                                  800                                             800
                                                                 ------------    ------------    ------------    ------------
       Total other assets                                                 800           3,298              --           4,098
                                                                 ------------    ------------    ------------    ------------

         Total assets                                            $      4,187      25,736,011              --    $ 25,740,198
                                                                 ============    ============    ============    ============

                    LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
     Accounts payable, trade                                     $     20,864       2,442,811                    $  2,463,675
     Accounts payable - related party                                  22,630                                          22,630
     Advances from customers                                                        4,467,424                       4,467,424
     Wages and benefits payable                                                       213,624                         213,624
     Income and other taxes payable                                                    26,457                          26,457
     Other payables                                                   104,831       4,070,030                       4,174,861
     Other payables - related party                                                        --                              --
     Short term loans payable - bank                                                5,445,000                       5,445,000
     Unearned revenue                                                     325                                             325
                                                                 ------------    ------------    ------------    ------------
       Total current liabilites                                       148,325      16,665,346              --      16,813,671
                                                                 ------------    ------------    ------------    ------------

     Long term loans payable - bank                                                 3,630,000                       3,630,000
     Notes payable - related party                                    100,000                                         100,000
                                                                 ------------    ------------    ------------    ------------

       Total liabilities                                              248,650      20,295,346                      20,543,996

COMMITMENTS AND CONTINGENCIES                                              --              --              --              --


SHAREHOLDERS' EQUITY:
     Common stock                                                       1,317       6,840,000                       6,841,317
     Paid-in-capital                                                  565,913        (738,826)                       (172,913)
     Statutory reserve                                                                150,199                         150,199
     Retained earnings                                               (811,693)       (810,708)                     (1,622,401)
     Owner contribution receivable                                                         --
     Accumulated other comprehensive income (loss)                         --              --
                                                                 ------------    ------------    ------------    ------------
       Total shareholders' equity                                    (244,463)      5,440,665                       5,196,202
                                                                 ------------    ------------    ------------    ------------
         Total liabilities and shareholders' equity              $      4,187      25,736,011                    $ 25,740,198
                                                                 ============    ============    ============    ============

                 LANBO FINANCIAL INVESTMENT COMPANY GROUP, LTD.
              UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 2002

                                                                                Pro forma     Adjusted
                                                   MICRO          LANBO        Adjustments   Pro forma
                                                -----------    -----------    -----------   -----------
GROSS REVENUES                                  $              $ 2,103,717    $             $ 2,103,717

COST OF SALES                                                    1,215,939                    1,215,939
                                                -----------    -----------    -----------   -----------

GROSS PROFIT                                             --        887,778             --       887,778

OTHER OPERATING INCOME                                             107,971                      107,971
SELLING, GENERAL AND  ADMINISTRATIVE EXPENSES            --      1,465,494             --     1,465,494
                                                -----------    -----------    -----------   -----------

INCOME (LOSS) FROM OPERATIONS                            --       (469,745)            --      (469,745)

OTHER EXPENSE, net of other income                       --       (540,796)                    (540,796)
                                                -----------    -----------    -----------   -----------

INCOME (LOSS) BEFORE INCOME TAX                          --     (1,010,541)            --    (1,010,541)

PROVISION FOR INCOME TAXES                               --             --             --            --
                                                -----------    -----------    -----------   -----------

INCOME (LOSS) BEFORE DISCONTINUED OPERATIONS             --     (1,010,541)                  (1,010,541)

DISCONTINUED OPERATIONS (LOSS)                     (214,015)                                   (214,015)
                                                -----------    -----------    -----------   -----------

NET INCOME (LOSS)                                  (214,015)    (1,010,541)            --    (1,010,541)

OTHER COMPREHENSIVE INCOME (LOSS):
    Foreign currency translation adjustment              --             --                           --
                                                -----------    -----------    -----------   -----------
COMPREHENSIVE INCOME (LOSS)                     $  (214,015)   $(1,010,541)$           --   $(1,224,556)
                                                ===========    ===========    ===========   ===========

BASIC AND DILUTED INCOME (LOSS)
       PER COMMON SHARE                         $     (0.16)   $     (0.15)   $             $     (0.15)
                                                ===========    ===========    ===========   ===========

             LANBO FINANCIAL INVESTMENT COMPANY GROUP, LTD
             UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                        AS OF DECEMBER 31, 2001

                              A S S E T S

                                                                                                 Pro forma      Adjusted
                                                                     MICRO          LANBO       Adjustments     Pro forma
                                                                 ------------    ------------    ------------    ------------
CURRENT ASSETS:
     Cash                                                        $     28,901       2,098,645                    $  2,127,546
     Cash - restricted                                                                109,534                         109,534
     Accounts receivable, trade, net of allowance for doubtful                      1,198,430                       1,198,430
     Accrued interest receivable                                           19                                              19
     Other receivables, net of allowance for doubtful accounts                      3,100,867                       3,100,867
     Employee advances                                                                 14,103                          14,103
     Prepaid expense                                                      885       2,743,820                       2,744,705
                                                                 ------------    ------------    ------------    ------------
        Total current assets                                           29,805       9,265,399              --       9,295,204
                                                                 ------------    ------------    ------------    ------------

REAL ESTATE HELD FOR DEVELOPMENT OR SALE                                            5,861,149                       5,861,149

PLANT AND EQUIPMENT, net                                                3,287       1,478,795                       1,482,082

LONG-TERM INVESTMENT                                                                      --

OTHER ASSETS
     Refundable deposits                                                  800                                             800
     Deferred charges - net                                             6,051           1,925                           7,976
                                                                 ------------    ------------    ------------    ------------
        Total other assets                                              6,851           1,925              --           8,776
                                                                 ------------    ------------    ------------    ------------

          Total assets                                           $     39,943      16,607,268              --    $ 16,647,211
                                                                 ============    ============    ============    ============

                    LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
     Accounts payable, trade                                     $      3,356       2,475,949                    $  2,479,305
     Accounts payable - related party                                   5,727                                           5,727
     Advances from customers                                                          182,097                         182,097
     Wages and benefits payable                                                       244,014                         244,014
     Income and other taxes payable                                                   191,464                         191,464
     Other payables                                                    37,911       2,887,552                       2,925,463
     Short term loans payable - bank                                                7,018,000                       7,018,000
                                                                 ------------    ------------    ------------    ------------
        Total current liabilites                                       46,994      12,999,076              --      13,046,070
                                                                 ------------    ------------    ------------    ------------

     Long term loans payable - bank                                                    64,493                          64,493
     Note payable - related                                            25,000
                                                                 ------------    ------------    ------------    ------------

        Total liabilities                                              71,994      13,063,569                      13,135,563

COMMITMENTS AND CONTINGENCIES                                              --              --              --              --

SHAREHOLDERS' EQUITY:
     Common stock                                                       1,267       6,840,000                       6,841,267
     Paid-in-capital                                                  564,360      (3,671,503)                     (3,107,143)
     Statutory reserve                                                                150,199                         150,199
     Retained earnings                                               (597,678)        225,003                        (372,675)
     Owner contribution receivable                                                         --
     Accumulated other comprehensive income (loss)                         --              --              --              --
                                                                 ------------    ------------    ------------    ------------
        Total shareholders' equity                                    (32,051)      3,543,699                       3,511,648
                                                                 ------------    ------------    ------------    ------------
          Total liabilities and shareholders' equity             $     39,943      16,607,268                    $ 16,647,211
                                                                 ============    ============    ============    ============

                 LANBO FINANCIAL INVESTMENT COMPANY GROUP, LTD.
              UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 2001

                                                                               Pro forma      Adjusted
                                                   MICRO          LANBO       Adjustments     Pro forma
                                                -----------    -----------    -----------    -----------
GROSS REVENUES                                  $              $     5,397    $ 2,856,805    $ 2,862,202

COST OF SALES                                            54      1,705,808                     1,705,862
                                                -----------    -----------    -----------    -----------

GROSS PROFIT                                          5,343      1,150,997             --      1,156,340

OTHER OPERATING INCOME                               58,414             --                        58,414
SELLING, GENERAL AND  ADMINISTRATIVE EXPENSES       159,062        939,076             --      1,098,138
                                                -----------    -----------    -----------    -----------
      TOTAL OF OPERATING EXPENSES                   217,476        939,076             --      1,156,552


INCOME (LOSS) FROM OPERATIONS                      (212,133)       211,921             --           (212)

OTHER EXPENSE, net of other income                    3,014       (560,317)                     (557,303)
                                                -----------    -----------    -----------    -----------

INCOME (LOSS) BEFORE INCOME TAX                    (209,119)      (348,396)            --       (557,515)

PROVISION FOR INCOME TAXES                               --         20,194             --         20,194
                                                -----------    -----------    -----------    -----------

INCOME (LOSS) BEFORE DISCONTINUED OPERATIONS       (209,119)            --                      (209,119)

DISCONTINUED OPERATIONS (LOSS)                      243,086             --                       243,086
                                                -----------    -----------    -----------    -----------

NET INCOME (LOSS)                                  (209,119)      (368,590)            --       (577,709)

OTHER COMPREHENSIVE INCOME (LOSS):
    Foreign currency translation adjustment              --             --                            --
                                                -----------    -----------    -----------    -----------
COMPREHENSIVE INCOME (LOSS)                     $  (209,119)   $  (368,590)   $        --    $  (577,709)
                                                ===========    ===========    ===========    ===========

BASIC AND DILUTED INCOME (LOSS)
       PER COMMON SHARE                         $     (0.17)   $     (0.05)   $              $     (0.07)
                                                ===========    ===========    ===========    ===========

             LANBO FINANCIAL INVESTMENT COMPANY GROUP, LTD
             UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                          AS OF JUNE 30, 2004

                                   A S S E T S

                                                                                                  Pro forma       Adjusted
                                                                     MICRO          LANBO        Adjustments      Pro forma
                                                                 ------------    ------------    ------------    ------------
CURRENT ASSETS:
     Cash                                                        $     25,730       2,190,464                    $  2,216,194
     Cash - restricted                                                              1,293,803                       1,293,803
     Accounts receivable, trade, net of allowance for doubtful                      5,440,070                       5,440,070
     Other receivables, net of allowance for doubtful accounts                      1,440,306                       1,440,306
     Employee advances                                                                152,738                         152,738
     Prepaid expense                                                       --       1,550,288                       1,550,288
                                                                 ------------    ------------    ------------    ------------
        Total current assets                                           25,730      12,067,669              --      12,093,399
                                                                 ------------    ------------    ------------    ------------

REAL ESTATE HELD FOR DEVELOPMENT OR SALE                                           25,626,933                      25,626,933

PLANT AND EQUIPMENT, net                                                   --       2,610,248                       2,610,248

LONG-TERM INVESTMENT                                                                2,695,847                       2,695,847

OTHER ASSETS
     Deferred charges - net                                                --           3,555                           3,555
                                                                 ------------    ------------    ------------    ------------
        Total other assets                                                 --           3,555              --           3,555
                                                                 ------------    ------------    ------------    ------------

          Total assets                                           $     25,730      43,004,252              --    $ 43,029,982
                                                                 ============    ============    ============    ============

                    LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
     Accounts payable, trade                                     $      4,356       5,265,307                    $  5,269,663
     Accrued payroll and taxes                                          1,443                                           1,443
     Advances from customers                                                        4,419,481                       4,419,481
     Wages and benefits payable                                                       145,722                         145,722
     Income and other taxes payable                                                 5,468,857                       5,468,857
     Other payables                                                                 4,191,162                       4,191,162
     Other payables - related party                                                 6,840,000                       6,840,000
     Short term loans payable - bank                                                6,655,000                       6,655,000
                                                                 ------------    ------------    ------------    ------------
        Total current liabilites                                        5,799      32,985,529              --      32,991,328
                                                                 ------------    ------------    ------------    ------------

     Long term loans payable - bank                                        --       5,687,000                       5,687,000
                                                                 ------------    ------------    ------------    ------------

        Total liabilities                                               5,799      38,672,529                      38,678,328

COMMITMENTS AND CONTINGENCIES                                              --              --              --              --

SHAREHOLDERS' EQUITY:
     Common stock                                                       2,500       6,840,000                       6,842,500
     Paid-in-capital                                                  623,875        (735,073)                       (111,198)
     Statutory reserve                                                                686,579                         686,579
     Retained earnings                                               (606,444)      3,300,217                       2,693,773
     Owner contribution receivable                                                 (5,760,000)                     (5,760,000)
     Accumulated other comprehensive income (loss)                         --              --              --              --
                                                                 ------------    ------------    ------------    ------------
        Total shareholders' equity                                     19,931       4,331,723                       4,351,654
                                                                 ------------    ------------    ------------    ------------
          Total liabilities and shareholders' equity             $     25,730      43,004,252                    $ 43,029,982
                                                                 ============    ============    ============    ============

                 LANBO FINANCIAL INVESTMENT COMPANY GROUP, LTD.
              UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME
                     FOR THE SIX MONTHS ENDED JUNE 30, 2004

                                                                                Pro forma       Adjusted
                                                    MICRO          LANBO       Adjustments     Pro forma
                                                ------------    ------------   ------------   ------------
GROSS REVENUES                                   $              $ 22,588,025    $             $ 22,588,025

COST OF SALES                                     14,952,279      14,952,279
                                                ------------    ------------   ------------   ------------

GROSS PROFIT                                              --              --             --             --

OTHER OPERATING INCOME                                                    --                            --
SELLING, GENERAL AND  ADMINISTRATIVE EXPENSES         10,621         831,184             --        841,805
                                                ------------    ------------   ------------   ------------

INCOME (LOSS) FROM OPERATIONS                        (10,621)      6,804,562             --      6,793,941

OTHER EXPENSE, net of other income                        --         391,539                       391,539
                                                ------------    ------------   ------------   ------------

INCOME (LOSS) BEFORE INCOME TAX                      (10,621)      6,413,023             --      6,402,402

PROVISION FOR INCOME TAXES                                --       2,137,032             --      2,137,032
                                                ------------    ------------   ------------   ------------

INCOME (LOSS) BEFORE DISCONTINUED OPERATIONS         (10,621)

DISCONTINUED OPERATIONS (LOSS)                            --
                                                ------------    ------------   ------------   ------------

NET INCOME (LOSS)                                    (10,621)      4,275,991             --      4,265,370

OTHER COMPREHENSIVE INCOME (LOSS):
    Foreign currency translation adjustment               --              --                            --
                                                ------------    ------------   ------------   ------------
COMPREHENSIVE INCOME (LOSS)                     $    (10,621)   $  4,275,991   $         --   $  4,265,370
                                                ============    ============   ============   ============

BASIC AND DILUTED INCOME (LOSS)
       PER COMMON SHARE                         $         --    $       0.63   $              $       0.63
                                                ============    ============   ============   ============

                  LANBO FINANCIAL INVESTMENT COMPANY GROUP, LTD
                 UNAUDITED PRO FORMA CONSOLIDATED


                               AS OF JUNE 30, 2003

                                   A S S E T S

                                                                                                   Pro forma       Adjusted
                                                                     MICRO          LANBO          Adjustments     Pro forma
                                                                  ------------    ------------    ------------    ------------
CURRENT ASSETS:
      Cash                                                        $      1,667         652,913                    $    654,580
      Cash - restricted                                                                444,634                         444,634
      Accounts receivable, trade, net of allowance for doubtful             10       1,159,996                       1,160,006
      Other receivables, net of allowance for doubtful accounts                      3,585,895                       3,585,895
      Employee advances                                                                 77,853                          77,853
      Prepaid expense                                                       --       2,952,699                       2,952,699
                                                                  ------------    ------------    ------------    ------------
         Total current assets                                            1,677       8,873,990              --       8,875,667
                                                                  ------------    ------------    ------------    ------------

 REAL ESTATE HELD FOR DEVELOPMENT OR SALE                                   --      32,194,121                      32,194,121

 PLANT AND EQUIPMENT, net                                                1,547       1,436,083                       1,437,630

 LONG-TERM INVESTMENT                                                       --              --                              --

 OTHER ASSETS
      Refundable deposits                                                  800                                             800
      Deferred charges - net                                                --           4,228                           4,228
                                                                  ------------    ------------    ------------    ------------
         Total other assets                                                800           4,228              --           4,228
                                                                  ------------    ------------    ------------    ------------

           Total assets                                           $      4,024      42,508,422              --    $ 42,512,446
                                                                  ============    ============    ============    ============

                      LIABILITIES AND SHAREHOLDERS' EQUITY

 CURRENT LIABILITIES:
      Accounts payable, trade                                     $     45,717       7,887,068                    $  7,932,785
      Accounts payable - related party                                  31,036                                          31,036
      Accrued payroll and taxes                                                                                             --
      Advances from customers                                                       15,706,088                      15,706,088
      Wages and benefits payable                                                       164,949                         164,949
      Income and other taxes payable                                                  (212,140)                       (212,140)
      Other payables                                                   134,993       3,032,029                       3,167,022
      Other payables - related party                                                        --                              --
      Short term loans payable - bank                                                5,445,000                       5,445,000
                                                                  ------------    ------------    ------------    ------------
         Total current liabilites                                      211,746      32,022,994              --      32,234,740
                                                                  ------------    ------------    ------------    ------------

      Long term loans payable - bank                                        --       6,050,000                       6,050,000
      Notes payable - related party                                    129,500
                                                                  ------------    ------------    ------------    ------------

         Total liabilities                                             341,246      38,072,994                      38,414,240

 COMMITMENTS AND CONTINGENCIES                                              --              --              --              --

 SHAREHOLDERS' EQUITY:
      Common stock                                                       1,317       6,840,000                       6,841,317
      Paid-in-capital                                                  565,913        (738,826)                       (172,913)
      Statutory reserve                                                                150,199                         150,199
      Retained earnings                                               (904,452)     (1,815,945)                     (2,720,397)
      Owner contribution receivable                                                         --                              --
      Accumulated other comprehensive income (loss)                         --              --                              --
                                                                  ------------    ------------    ------------    ------------
         Total shareholders' equity                                   (337,222)      4,435,428                       4,098,206
                                                                  ------------    ------------    ------------    ------------
           Total liabilities and shareholders' equity             $      4,024      42,508,422                      42,512,446
                                                                  ============    ============    ============    ============

                 LANBO FINANCIAL INVESTMENT COMPANY GROUP, LTD.
              UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME
                     FOR THE SIX MONTHS ENDED JUNE 30, 2003

                                                                               Pro forma     Adjusted
                                                   MICRO          LANBO       Adjustments    Pro forma
                                                -----------    -----------    -----------   -----------
GROSS REVENUES                                  $              $        --    $    71,568   $    71,568

COST OF SALES                                                       96,616                       96,616
                                                -----------    -----------    -----------   -----------

GROSS PROFIT                                             --        (25,048)            --       (25,048)

OTHER OPERATING INCOME                                                  --                           --
SELLING, GENERAL AND  ADMINISTRATIVE EXPENSES            --        782,481             --       782,481
                                                -----------    -----------    -----------   -----------

INCOME (LOSS) FROM OPERATIONS                            --       (807,529)            --      (807,529)

OTHER EXPENSE, net of other income                       --       (197,708)                    (197,708)
                                                -----------    -----------    -----------   -----------

INCOME (LOSS) BEFORE INCOME TAX                          --     (1,005,237)            --    (1,005,237)

PROVISION FOR INCOME TAXES                               --             --             --            --
                                                -----------    -----------    -----------   -----------

INCOME (LOSS) BEFORE DISCONTINUED OPERATIONS             --

DISCONTINUED OPERATIONS (LOSS)                      (92,759)
                                                -----------    -----------    -----------   -----------

NET INCOME (LOSS)                                   (92,759)    (1,005,237)            --    (1,097,996)

OTHER COMPREHENSIVE INCOME (LOSS):
    Foreign currency translation adjustment              --             --                           --
                                                -----------    -----------    -----------   -----------
COMPREHENSIVE INCOME (LOSS)                     $   (92,759)   $(1,005,237)   $        --   $(1,097,996)
                                                ===========    ===========    ===========   ===========

BASIC AND DILUTED INCOME (LOSS)
       PER COMMON SHARE                         $     (0.07)   $     (0.15)   $             $     (0.14)
                                                ===========    ===========    ===========   ===========

(c) Exhibits.

      2.1 Share Exchange Agreement by and among Micro Interconnect Technology, Inc., Lanbo Financial Investment Company Group Limited, Stockholders of Lanbo Financial Investment Company Group Limited, and Keating Reverse Merger Fund, LLC dated September 29, 2004*

      2.2 Amendment to Share Exchange Agreement by and among Micro Interconnect Technology, Inc., Lanbo Financial Investment Company Group Limited, Stockholders of Lanbo Financial Investment Company Group Limited, and Keating Reverse Merger Fund, LLC dated October 18, 2004**

      2.3 Financial Advisory Agreement by and between Micro Interconnect Technology, Inc. and Keating Securities, LLC dated November 3, 2004.

      2.4 Voting Agreement by and among Micro Interconnect Technology, Inc., Stockholders of Lanbo Financial Investment Company Group Limited, Keating Reverse Merger Fund, LLC, and the Service Providers dated November 3, 2004.

      * Included in Form 8-K filed by Micro Interconnect Technology, Inc., on September 22, 2004 Announcing the Execution of the Share Exchange Agreement and hereby incorporated by reference.

      ** Included in Form 8-K filed by Micro Interconnect Technology, Inc., on October 20, 2004 Announcing the Amendment to the Share Exchange Agreement and hereby incorporated by reference.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, Micro Interconnect Technology, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   Micro Interconnect Technology, Inc.

Date:  November 5, 2004            By: /s/ Pingji Lu
                                       -----------------------------------------
                                       Pingji Lu
                                       Chief Executive Officer and President


                                   By:  /s/ Genxiang Xiao
                                        ----------------------------------------
                                        Genxiang Xiao
                                        Chief Executive Officer and President

                                  EXHIBIT INDEX

Exhibit Number         Description
--------------         -----------

2.3 Financial Advisory Agreement by and between Micro Interconnect Technology, Inc. and Keating Securities, LLC dated November 3, 2004

2.4 Voting Agreement by and among Micro Interconnect Technology, Inc., Stockholders of Lanbo Financial Investment Company Group Limited, Keating Reverse Merger Fund, LLC, and the Service Providers dated November 3, 2004.